                                 EXHIBIT 101

                                 AMENDMENT #5
                            TO 1977 LEASE AGREEMENT
                            -----------------------

THIS AMENDMENT #5 OF AGREEMENT OF LEASE dated as of December 11, 1990 between
                                                    -----------------
the CITY OF GREENVILLE, TEXAS, a Municipal Corporation of the State of Texas (herein referred to as "LESSOR"), and E-SYSTEMS, INC., a Delaware Corporation (herein referred to as "LESSEE");

                                   WITNESSETH:

WHEREAS LESSOR owns and operates an Airport in Hunt County, Texas,known as Majors Field (herein referred to as the "AIRPORT");

WHEREAS LESSOR and LESSEE have entered into a Lease Agreement as of October 1, 1977, as amended by Amendment #1 and Amendment #2,dated October 15,1980, and Amendment #3, dated October 1, 1981, and Amendment #4 dated July 15, 1990 with respect to certain premises at the Airport (herein referred to as the "LEASE" or "LEASE AGREEMENT"); and

WHEREAS LESSOR and LESSEE have agreed to amend the Lease as pertains to the lease boundaries. Tract "B" to increase by approximately 81.09 acres; and

WHEREAS LESSOR AND LESSEE have agreed that on the effective date of this Lease Amendment #5 the Ground Rental of the premises shall be $5,216.35 per month from that time forward but without alteration in any previously paid ground rent;

* NOTE ESCULATION CLAUSE ONLY APPLIES TO 81.09 ACS (@ $ 1,216.35 mo.)

WHEREAS LESSOR and LESSEE have agreed to amend the Lease to include an Escalation clause applicable only to the ground rent attributable to the additional 81.09 acres added by this and future amendments;

NOW, THEREFORE, for and in the consideration of the mutual covenants contained in this Amendment #5, the LESSOR and LESSEE agree to amend the Lease in the manner set forth below. All references to parts and section numbers of a part contained in the 1977 Lease Agreement as amended by Amendment #1 and Amendment #2 and Amendment #3 and said sections are hereby amended to read as set forth below. All section and parts of the Lease Agreement and Amendment #1 and Amendment #2 and Amendment #3 and Amendment #4 thereto, not modified hereby, remain in full force and effect.

1.   Delete all prior versions of Part 1 and Insert the following:


                                     PART I
                          AIRCRAFT MAINTENANCE PREMISES
                          -----------------------------


SECTION 1.1 PREMISES - DEMISE
- -----------------------------
2.   Effective as of January 1, 1991, LESSOR leases to LESSEE and LESSEE takes
                     ---------------
     for its exclusive use the area including all improvements, indicated as Tract "A&B" on Exhibit "B" Revised 1990, which replaces prior Exhibits A,B,C,D, attached hereto. Tract "A&B" land and improvements are collectively referred to as the "Maintenance Premise" and are described in the legal description set forth in Exhibit "B" Revised 1990 and amended by the Map, attached hereto and made a part hereof as Exhibit "A" Revised 1990.


Section 1.2 TERM
- ----------------
a) The initial term of the tenancy created under this Part I commenced on October 1, 1977, and expires on October 1, 2017. The parties agree that prior to the expiration of the lease term, they will, in good faith, consider the execution of a new Lease Agreement, or an amendment to the existing lease, for a like term of years, with respect to any facilities covered by this agreement which, at the expiration of the lease term, are not and will not (during the term of the new Lease Agreement) be required by the City for the exclusive use of the general public.

SECTION 1.S RENTAL
- ------------------
a)   Commencing on January 1, 1991 the "Commencement Date', and continuing
                   ---------------
     through October 1, 2017, the LESSEE shall pay Ground Rental in monthly installments of $5,216.35 per month. Rent is based on Fair Market Value as established using the average of two certified appraisals taken in 1983 and escalated. In addition, LESSEE shall pay an amount representing a Consumer's Price Adjustment as defined below.

     Every fifth anniversary following the "Commencement Date" shall be an Adjustment Date. LESSOR shall give notice to LESSEE, thirty (30) days prior to the Adjustment Date, of increases in the Consumer Price Index (CPI). (CPI for Urban Wage Earners and Clerical Workers-U.S. Average, CPI-U Dallas 1984=102.3). It is agreed that the CPI on the Commencement Date is 122.2, the Commencement Date Index Number. The formula to be used in calculating the amount of the adjustment is as follows:

     Adjustment Date Index Number DIVIDED BY Commencement Date Index Number -
     1 X $1216.35 Monthly Adjustment amount for the next 5 years, The Monthly
         --------
     Adjustment amount shall be added to the monthly ground rental of $5,216.35 to yield the total monthly ground rent for the five year period following the Adjustment Date.

2. Except as modified by this Amendment #5, the Lease remains in full force and effect. This Amendment #5 makes no change in rent or other terms in effect prior to the date of execution of this Amendment #5.

     THIS AMENDMENT #5 is executed as of the date first shown on Page one (1) of this Amendment.

                                                  CITY OF GREENVILLE, TEXAS

                                                  /s/ Bill F. Morgan
                                                  -------------------------
                                                  Mayor

ATTEST:

/s/ Pat Adams
- --------------------
    Pat Adams, City Secretary



APPROVED AS TO FORM:

/s/ Diane Callander
- --------------------
    Diane Callander, City Attorney


                                                  E-SYSTEMS, INC.

                                                  /s/ B.
                                                  -------------------------
                                                  V.P. & General Manager


ATTEST:

/s/ Joseph P. Kulik
- --------------------
Assistant Secretary

                                LEGAL DESCRIPTION

Exhibit "B" Revised 1990 (Replaces Exhibits A, B, C, D)

TRACT "A"
- ---------

All that certain lot, tract or parcel of land situated in the City of Greenville, Hunt County, Texas, and being part of the Andrew McDonald Survey, Abstract No. 679, and the Hardin Denney Survey, Abstract No. 244, Hunt County, Texas, and being part of Majors Field and being more particularly described as follows:

BEGINNING at an iron rod found for corner in the centerline of County Road No. 3303, said point being in the common line between Hardin Denney Survey, Abstract No. 244, and the John McGrew Survey, Abstract No. 688, said point also being the most Easterly Northeast corner of Tract A of the 1977 Lease Agreement between the City of Greenville, Texas, and E-Systems, Inc., as recorded in Volume 810, Page 1, Hunt County Deed Record;
THENCE S. 01 deg. 01 min. 13 sec. W. along the centerline of said county road and also said common line a distance of 2209.45 feet to an iron rod found for corner in the North line of the James C. Warren Survey, Abstract No. 1114, said point also being the Southwest corner of said McGrew Survey and the most Easterly Southeast corner of said Denney Survey;
THENCE N. 88 deg. 44 min. 28 see. W. along the North line of said Warren Survey a distance of 746.74 feet to an iron rod found for a corner at the Northwest corner of said Warren Survey;
THENCE S. 01 deg. 53 min. 35 sec. W. along the West line of said Warren Survey a distance of 1239.69 feet to a point for corner, said point being the most Southerly corner of the above cited Tract A;
THENCE N. 44 deg. 17 min. 32 sec. W. a distance of 4696.87 feet to a point for Corner;
THENCE N. 00 deg. 41 min. 59 sec. E. a distance of 1700.00 feet to a point for corner in a fence line, said point being in the North line of the Andrew McDonald Survey, Abstract No. 689;
THENCE S. 89 deg. 18 min. 01 sec. E. along a fence line along the North line of said McDonald Survey a distance of 1240.00 feet to an iron rod found for corner at the Northeast corner of said McDonald Survey, said point also being the Northwest corner of said Denney Survey;
THENCE S. 00 deg. 31 min. 34 sec. W. along the common line between the McDonald Survey and the Denney Survey a distance of 881.06 feet to an iron rod found for corner in a fence line;
THENCE S. 89 deg. 13 min. 32 sec. E. along a fence line a distance of 539-08 feet to an iron rod found for corner;
THENCE S. 88 deg. 59 min. 50 sec. E. along a fence line a distance of 1348.42 feet to an iron rod found for corner at the Northwest corner of a 15.00 acre tract of land described in a Deed from Charlie G. Martin, et ux, to E. W. Lindley and James Lindley, as recorded in Volume 479, Page 114, Hunt County Deed Records;
THENCE S. 00 deg. 03 min. 16 sec. E. along the West line of said 15.00 acre tract a distance of 215.17 feet to an iron rod found for corner;

- ---------

THENCE S. 03 deg. 26 min. 16 sec. E. along the West line of said 15.00 acre tract a distance of 472.42 feet to an iron rod found for corner at the Southwest corner of said 15.00 acre tract, said point being in a fence line;
THENCE S. 89 deg. 00 min. 10 sec. E. along a fence line passing an iron rod found for corner at the Southwest corner of a 4.00 acre tract of land described in a Deed from Audie Anderson to Darrell Watson, et ux, as recorded in Volume 973, Page 90, Hunt County Deed Records, at a distance of 102.09 feet and continuing along the South line of said 4.00 acre tract passing the Southeast corner of said 4.00 acre tract at a distance of 882.91 feet and continuing for a total distance of 938.55 feet to the POINT OF BEGINNING and containing 251.030 acres of land.

TRACT "B"
- ---------

All that certain lot, tract or parcel of land situated in the City of Greenville, Hunt County, Texas, and being part of the A. Essary Survey, Abstract No. 296, William Andrews Survey, Abstract No. 4. Andrew McDonald Survey, Abstract No. 689, S. McBride Survey, Abstract No. 717, C.B. McDonald Survey, Abstract No. 692, E.G. Eliff Survey, Abstract No. 298, and being part of Majors Field and being more particularly described as follows:

BEGINNING at an iron rod found for corner in the East R.O.W. line of F.M. Highway No. 1570 at the Southwest corner of a tract of land occupied by a City of Greenville electrical sub-station and sewer pump station, said point being S. 00 deg. 47 min. 09 sec. W. a distance of 264.74 feet from the Northwest corner of a 225.90 acre tract of land described in a Warranty Deed from Hunt County, Texas, to the City of Greenville, Texas, as recorded in Volume 643, Page 496, Hunt County Deed Records, said point also being the most Westerly
Northwest corner of Tract B in the 1977 Lease Agreement between the City of Greenville, Texas, and E-Systems, Inc., as recorded in Volume 810, Page 1, Hunt County Deed Records;
THENCE S. 89 deg. 06 min. 19 sec. E. along the South line of said Electrical sub- station and Sewer pump station Tract a distance of 850.00 feet to an iron rod found for corner at the Southeast corner of said Tract;
THENCE N. 00 deg. 47 min. 09 sec. E. along the East line of said Electrical sub-station and Sewer pump station Tract a distance of 419.36 feet to an iron rod found for corner at the Northeast corner of said tract, said point also being in the South line of a 4.196 acre tract of land described as Tract Two in a Warranty Deed from Joe B. Gibson and wife, Jan Gibson, to E-Systems, Inc., as recorded in Volume 972, Page 180, Hunt County Deed Records;
THENCE N. 89 deg. 6 min. 46 sec. W. along the South line of said 4.196 acre tract a distance of 21.34 feet to an iron rod found for corner at the Southwest corner of said Tract;
THENCE N. 01 deg. 13 min. 20 sec. E. along the West line of said 4.196 acre tract a distance of 186.70 feet to an iron rod found for corner a the Northwest corner of said tract, said point also being the Southwest corner of a 7.158 acre tract of land described as Tract One in the above cited Gibson to E-Systems Tract;

THENCE S. 89 deg. 16 min. 48 sec. E. along the common line between said 4.196 acre tract and 7.158 acre tract a distance of 1058.90 feet to an iron rod set for corner in the East line of a 1.610 acre tract of land described as Tract Three in the above cited Gibson to ESystems Tract;
THENCE N. 07 deg. 41 min. 09 sec. W. along the East line of said 1.610 acre tract of land a distance of 275.65 feet to an iron rod found for corner in a fence line:
THENCE S. 63 deg. 53 min. 51 sec. E. along a fence line along the North line of County Road No. 3302 a distance of 178.94 feet to an iron rod found for corner THENCE S. 87 deg. 25 min. 19 sec. E. along a fence line along the North line of said county road a distance of 307.25 feet to an iron rod found for corner; THENCE N. 88 deg. 30 min. 42 sec. E. along a fence line along the North line of said county road a distance of 190.34 feet to an iron rod found for a corner; THENCE S. 00 deg. 04 min. 13 sec. E. a distance of 22.43 feet to an iron rod set for corner in the centerline of said county road;
THENCE N. 87 deg. 21 min. 00 sec. E. along the centerline of said county road a distance of 684.63 feet to an iron rod found for corner;
THENCE S. 00 deg. 42 min. 28 sec. W. a distance of 1290.32 feet to an iron rod found for corner;
THENCE N. 89 deg. 17 min. 32 sec. W. a distance of 245.17 feet to an iron rod found for corner;
THENCE S. 00 deg. 42 min. 28 sec. W. a distance of 4931.53 feet to an iron rod found for corner;
THENCE N. 89 deg. 17 min. 06 sec. W. passing the most Southerly Southeast corner of the above cited Tract D of said lease a distance of 249.95 feet and continuing for a total distance of 704.43 feet to an iron rod found for corner at the most Southerly Southwest corner of said Tract B;
THENCE N. 00 deg. 36 min. 09 sec. E. a distance of 329.74 feet to an iron rod found for corner;
THENCE N. 87 deg. 47 min. 22 sec. W. a distance of 527.20 feet to an iron rod found for corner;
THENCE N. 59 deg. 41 min. 48 sec. W. a distance of 3.02 feet to an iron rod found for corner in a chain link fence line;
THENCE in a Northwesterly direction along the Northeasterly line of an existing asphalt street along a curve to the right having a central angle of 65 deg. 38 min. 17 sec., a radius of 197.24 feet, a chord bearing of N. 55 deg. 23 min. 15 sec. W., a chord of 213.81 feet, an arc length of 225.96 feet to an iron rod found for corner;
THENCE N. 22 deg. 34 min. 06 sec. W. along the Northeasterly line of said street a distance of 340.87 feet to an iron rod found for corner;
THENCE in a Northwesterly direction along the Northerly line of said street along a curve to the left having a central angle of 66 deg. 54 min. 09 sec., a radius of 148.09 feet, a chord bearing of N. 56 deg. 01 min. 10 sec. W., a chord of 163.26 feet, an arc length of 172.92 feet to an iron rod found for corner; THENCE N. 89 deg. 28 min. 14 sec. W. along the North line of said street a distance of 879.14 feet to an iron rod found for corner;

THENCE N. 00 deg. 43 min. 47 sec. E. a distance of 1000.87 feet to an iron rod found for a corner;
THENCE S. 87 deg. 30 min. 36 sec. W. a distance of 106.03 feet to an iron rod found for corner;
THENCE along a curve to the right having a central angle of 06 deg. 49 min. 29 sec., a radius of 252.50 feet, a chord bearing of N. 88 deg. 55 min. 53 sec. W., a chord of 30.06 feet, an arc length of 30.08 feet to an iron rod found for corner in the East R.O.W. line of F.M. Highway No. 2101;
THENCE N. 02 deg. 00 min. 31 sec. W. along the East R.O.W. line of said highway a distance of 87.93 feet to a concrete monument found for corner at a flare in said R.O.W.;
THENCE N. 49 deg. 33 min. 56 sec. W. along said R.O.W. flare a distance of 69.70 feet to a concrete R.O.W. marker found for corner;
THENCE in a Northerly direction along the East R.O.W. line of said highway along a curve to the left having a central angle of 01 deg. 07 min. 36 sec., a radius of 11509.16 feet, a chord bearing of N. 02 deg. 52 min. 16 sec. W., a chord of
226.29 feet, an arc length of 226.30 feet to a concrete R.O.W. marker found for corner;
THENCE N. 36 deg. 20 min. 23 sec. E. along a flare in said R.O.W. a distance of 70.96 feet to a concrete R.O.W. marker found for corner;
THENCE N. 02 deg. 12 min. 49 sec. W. along said flare a distance of 96.96 feet to a concrete R.O.W. marker found for corner;
THENCE N. 48 deg. 45 min. 49 sec. W. along said flare a distance of 70.78 feet to a concrete R.O.W. marker found for corner;
THENCE in a Northerly direction along the East R.O.W. line of said highway along a curve to the left having a central angle of 00 deg. 28 min. 17 sec., a radius of 11509.16 feet, a chord bearing of N. 05 deg. 14 min. 02 sec. W., a chord of
94.69 feet, an arc length of 94.69 feet to a concrete R.O.W. marker found for corner;
THENCE N. 0.5 deg. 07 min. 18 sec. W. along the East R.O.W. line of said highway a distance of 784.09 feet to a concrete R.O.W. marker found for corner;
THENCE N. 41 deg. 10 min. 52 sec. E. along a flare in said R.O.W. a distance of
58.48 feet to a concrete R.O.W. marker found for corner;
THENCE N. 05 deg. 39 min. 50 sec. W. along said flare a distance of 100.93 feet to a concrete R.O.W. marker found for corner;
THENCE N. 43 deg. 53 min. 44 sec. W. a distance of 66.25 feet to a concrete R.O.W. marker found for corner in the East R.O.W. line of F.M. Highway No.
1570;
THENCE in a Northerly direction along the East R.O.W. line of said highway along a curve to the left having a central angle of 02 deg. 48 min. 28 sec., a radius of 11409.16 feet, a chord bearing of N. 03 deg. 21 min. 51 sec. W., a chord of
559.03 feet, an arc length of 559.09 feet to concrete R.O.W. marker found for corner;
THENCE N. 45 deg. 55 min. 19 sec. E. along a flare in said R.O.W. a distance of
122.72 feet to a concrete R.O.W. marker found for corner;
THENCE N. 00 deg. 50 min. 27 sec. E. along said flare a distance of 100.02 feet to a concrete R.O.W. marker found for corner;
THENCE N. 44 deg. 07 min. 56 sec. W. along said flare a distance of 137.60 feet to a concrete R.O.W. marker found for corner;

THENCE in a Northerly direction along the East R.O.W. line of said highway along a curve to the left having a central angle of 01 deg. 18 min. 12 sec., a radius of 11409.16 feet, a chord bearing of N. 00 deg. 11 min. 46 sec. E., a chord of
259.49 feet, an arc length of 259.51 feet to a concrete R.O.W. marker found for corner;
THENCE N. 00 deg. 47 min. 09 sec. E. along the East R.O.W. line of said highway a distance of 822.33 feet to the POINT OF BEGINNING and containing 356.723 acres of land.

TRACT "C"

All that certain lot, tract or parcel of land situated in the City of Greenville, Hunt County, Texas, and being part of the Elisha Brake Survey, Abstract No. 64, Andrew McDonald Survey, Abstract No. 689, Hardin Denney Survey, Abstract No. 244, David Hall Survey, Abstract No. 484, John Manos Survey, Abstract No. 725, F. Thweatt Survey, Abstract No. 1342, and the William Mooney Survey, Abstract No. 694, Hunt County, Texas, and being part of Majors Field and being more particularly described as follows:

BEGINNING at an iron rod found for corner at the centerline of intersection of County Road No. 3303 and County Road No. 3304, said point being the Southwest corner of the James C. Warren Survey, Abstract No. 1114, said point also being the Southeast corner of Tract C in the 1977 Lease Agreement between the City of Greenville, Texas, and E-Systems, Inc., as recorded in Volume 810, Page 1, Hunt County Deed Records;
THENCE N. 89 deg. 15 min. 32 sec. W. along the centerline of County Road No. 3304 a distance of 1791.20 feet to a nail found for corner;
THENCE N. 00 deg. 59 min. 38 sec. E. a distance of 208.00 feet to an iron rod found for corner;
THENCE N. 89 deg. 11 min. 53 sec. W. a distance of 422.82 feet to an iron rod found for corner;
THENCE S. 00 deg. 08 min. 08 sec. W. a distance of 208.46 foot to a nail found for corner in the centerline of County Road No. 3304;
THENCE N. 89 deg. 15 min. 32 sec. W. along the centerline of said county road part-way a distance of 1521.42 feet to an iron rod found for corner;
THENCE S. 00 deg. 45 mi. 51 sec. W. along a fence line a distance of 643.21 feet to an iron rod found for corner;
THENCE S. 01 deg. 06 min. 49 sec. W. along a fence line a distance of 588.16 feet to an iron rod found for corner at a fence corner post, said point being the most Southerly Southeast corner of the above cited Tract C;
THENCE N. 89 deg. 23 min. 04 sec. W. along a fence line a distance of 265.35 feet to an iron rod found for corner at a fence corner post;
THENCE S. 89 deg. 51 min. 22 sec. W. along a fence line a distance of 492.02 feet to an iron rod found for corner at a fence corner post;
THENCE N. 00 deg. 18 min. 18 sec. E. along a fence line a distance of 651:64 feet to an iron rod found for corner at a fence corner post;

THENCE S. 88 deg. 29 min. 17 sec. W. along a fence line a distance of 940.84 feet to an iron rod found for corner at a fence corner post;
THENCE N. 00 deg. 11 min. 43 sec. W. along a fence line a distance of 51.06 feet to an iron rod found for corner;
THENCE N. 00 deg. 2l min. 32 sec. W. along a fence line a distance of 594.42 feet to an iron rod found for corner at a fence corner post;
THENCE S. 89 deg. 14 min. 45 sec. E. a distance of 358.40 feet to an iron rod set for corner, said point being the Southeast corner of Tract B of the above cited lease;
THENCE N. 00 deg. 42 min. 54 sec. E. along the East line of said Tract D a distance of 1952.00 feet to a point for corner in the East line of the North-South ramp, said point being the most Southerly Southeast corner of Tract B of said lease, said point also being the most Easterly Northeast corner of said Tract D;
THENCE S. 89 deg. 17 min. 06 sec. E. a distance of 249.95 feet to an iron rod found for corner;
THENCE N. 00 deg. 42 min. 28 sec. E. a distance of 4931.53 feet to an iron rod found for corner;
THENCE S. 89 deg. 17 min. 32 sec. E. a distance of 245.17 feet to an iron rod found for corner;
THENCE N. 00 deg. 42 min. 28 sec. E. a distance of 1290.32 feet to an iron rod set for corner in the centerline of County Road No. 3302;
THENCE N. 00 deg. 55 min. 57 sec. E. a distance of 762.32 feet to an iron rod found for corner at a fence corner post;
THENCE N. 01 deg. 09 min. 17 sec. W. along a fence line a distance of 516.49 feet to an iron rod found for corner at a fence corner post:
THENCE S. 88 deg. 55 min. 25 sec. E. along a fence line a distance of 225.69 feet to an iron rod found for corner;
THENCE N. 89 deg. 35 min. 42 sec. E. along a fence line a distance of 373.88 feet to an iron rod found for corner;
THENCE N. 88 deg. 59 min. 43 sec. E. along a fence line a distance of 371.52 feet to an iron rod set for corner in the centerline of County Road No. 3302; THENCE S. 01 deg. 00 min. 01 sec. W. a distance of 2066.41 feet to a P-K nail found for corner in the centerline of an asphalt road, said point being in the North line of the Andrew McDonald Survey, Abstract No. 689;
THENCE S. 89 deg. 18 min. 01 sec. E. along the North line of said McDonald Survey a distance of 338.31 feet to a point for corner;
THENCE S. 00 deg. 41 min. 59 sec. W. a distance of 1700.00 feet to a point for corner;
THENCE S. 44 deg. 17 min. 32 sec. E. a distance of 4696.87 feet to a point for corner in the West line of the above cited Warren Survey, Abstract No. 1114; THENCE S. 01 deg. 53 min. 35 sec. W. along the West line of said Warren Survey a distance of 444.66 feet to an iron rod found for corner;
THENCE S. 00 deg. 42 min. 07 sec. W. along the West line of said Warren Survey along the centerline of County Road No. 3303 a distance of 1960.52 feet to the POINT OF BEGINNING and containing 656.544 acres of land.

TRACT "D"

All that certain lot, tract or parcel of land situated in the City of Greenville, Hunt County, Texas, and being part of the C.B. McDonald Survey, Abstract No. 692, and the.E.G. Eliff Survey, Abstract No. 298, Hunt County, Texas, and being part of Majors Field and being more particularly described as follows:

BEGINNING at a point in the East line of the North-South ramp, said point being the most Southerly Southeast corner of Tract B of the 1977 Lease Agreement between the City of Greenville and E-Systems, Inc., as recorded in Volume 810, Page 1, Hunt County Deed Records, said point also being the most Easterly Northeast corner of Tract D in said lease;
THENCE S. 00 deg. 42 min. 54 sec. W. along the East line of said Tract D a distance of 1952.00 feet to a point for corner, said point being the Southeast corner of the above cited Tract D;
THENCE N. 89 deg. 14 min. 45 sec. W. passing an iron rod found for corner at an interior corner of Majors Field at a distance of 358.40 feet and continuing along the South line of Majors Field for a total distance of 1006.45 feet to an iron rod found for corner;
THENCE N. 89 deg. 19 min. 42 sec. W. along the South line of Majors Field a distance of 350.47 feet to an iron rod found for corner;
THENCE N. 89 deg. 19 min. 10 sec. W. along the South line of said Majors Field a distance of 416.22 feet to an iron rod found for corner;
THENCE N. 89 deg. 12 min. 43 sec. W. along the South line of said Majors Field a distance of 461.77 feet to an iron rod found for corner in the Northeasterly R.O.W. line of F.M. Highway No. 2101;
THENCE in a Northeasterly direction along a curve to the right having a central angle of 06 deg. 51 min. 24 sec., a radius of 1095.92 feet, a chord bearing of
N. 36 deg. 01 min. 32 sec. W. a chord of 131.07 feet, an arc length of 131.15 feet to an iron rod found for corner;
THENCE N. 00 deg. 43 min. 47 sec. E. a distance 2710.25 feet to a point for corner, said point being in the North line of an existing asphalt street;
THENCE S. 89 deg. 28 min. 14 sec. E. along the North line of said street a distance of 879.14 feet to an iron rod set for corner;
THENCE along the North line of said asphalt street along a curve to the right having a central angle of 66 deg. 54 min. 09 sec., a radius of 148.09 feet, a chord bearing of S. 56 deg. 01 min. 10 sec. E., a chord of 163.26 feet, an arc length of 172.92 feet to an iron rod set for corner;
THENCE S. 22 deg. 34 min. 06 sec. E. along the Northeasterly line of said street a distance of 340.87 feet to an iron rod found for corner;
THENCE along the Northeasterly line of said street along a curve to the left having a central angle of 65 deg. 38 min. 17 sec., a radius of 197.24 feet, a chord bearing of S. 55 deg. 23 min. 15 sec. E., a chord of 213.81 feet, an arc length of 225.96 feet to an iron rod found for corder in a chain link fence; THENCE S. 59 deg. 41 min. 48 sec. E. along and near said fence line a distance of 3.02 feet to an iron rod found for corner;

THENCE S. 87 deg. 47 min. 22 sec. E. a distance of 527.20 feet to an iron rod found for corner;
THENCE S. 00 deg. 36 min. 09 sec. W. a distance of 329.74 feet to an iron rod found for corner at the most Southerly Southwest corner of Tract B;
THENCE S. 89 deg. 17 min. 06 sec. E. a distance of 454.48 feet to the POINT OF BEGINNING and containing 131.210 acres of land.

                                  AMENDMENT #5
                        RECAP OF TRACT "B" ACREAGE & RENT


                                                                 ACREAGE
                                                                 -------

Basic 1977 Tract "B"                                             275.63

Acreage Added in Amendment #3                                    +45.80

Acreage Purchased by E-Systems                                   -12.96
(To Resolve Title Dispute Between
City and Local Landowner)

Acreage South of Airport Blvd                                    -12.59
Returned to City in Amendment #5

Acreage Added to E-Systems                                       +60.84
Tract "B" Eastern Boundary                                     --------
In Amendment #5

Revised Tract "B" through Amendment #5                           356.72

Less Basic Acreage                                              -275.63
                                                               --------
Net Increase to Tract "B" Acreage                                 81.09
Fair Market Value Per Acre Per Year                             $180.00
                                                               --------
Net Increase to Tract "B" Rent                               $14,596.20
                                                          DIVIDED BY 12
                                                               --------
Net Increase to Monthly Tract "B" Rent                        $1,216.35
Amount of Basic Tract "B" Monthly Rent                         4,000.00
                                                               --------
Revised Tract "B" Monthly Rent                                $5,216.35


                                  AMENDMENT #4
                             TO 1977 LEASE AGREEMENT

     THIS AMENDMENT #4 (the "Amendment") OF AGREEMENT OF LEASE dated as of
July 15, 1990, between the CITY OF GREENVILLE, TEXAS, a municipal corporation of the State of Texas (the "Lessor"), and E-SYSTEMS, INC., a Delaware corporation (the "Lessee");


                              W I T N E S S E T H:


     WHEREAS, Lessor owns and operates an airport in Hunt County, Texas known as Majors Field (the "Airport");

     WHEREAS, Lessor and Lessee have entered into a Lease Agreement as of October 1, 1977, as amended by Amendment #1 dated October 15, 1980, Amendment #2 dated October 15, 1980 and Amendment #3 dated October 15, 1981 with respect to certain premises at the Airport (the Lease Agreement and Amendments #1, #2 and #3 in the aggregate herein referred to as the "Lease");

     WHEREAS, Lessor owns as part of the Airport approximately 720.02 acres referred in the Lease as the Base Facilities, which is the flight operations area for the public generally;

     WHEREAS, Industrial Development Corporation Greenville, Texas, (the "Corporation") has been created and has authorized the issuance of $9,350,000 of its airport revenue bonds (the "Series 1990 Bonds") to pay for repairs and improvements to the runways, aprons, and taxiways that are part of Base Facilities as well as necessary drainage facilities to remove water from the Base Facility (the "Project"); and

     WHEREAS, Lessor and Lessee has agreed to amend the Lease to provide for additional rental sufficient to pay all debt service on the Series 1990 Bonds in consideration for the issuance of the Series 1990 Bonds by the Corporation and in consideration for the continued operation of the Base Facilities by the Lessor.

     NOW THEREFORE, Lessor and Lessee, for and in consideration of the mutual covenants herein contained, agree to amend the Lease as set forth below. All sections and parts of the Lease not modified by this Amendment remain in full force and affect.

     The Lease is hereby modified by this Amendment by the addition of Part X and all sections contained therein to read as follows:

                                     PART X

SECTION 10.1 BASE FACILITIES IMPROVEMENTS

     The proceeds of the Series 1990 Bonds, less the costs of issuance of the Series 1990 Bonds paid out of such proceeds, will be deposited in the Construction Fund created by and as defined in the Trust Indenture for the Series 1990 Bonds (the "Indenture"), and will be used for the Project.
The Project, when completed, will be owned and managed by the Lessor. The Lessee hereby makes an irrevocable election, binding on the Lessee and all successors in interest, not to claim depreciation or an investment credit with respect to any part of the Project. The Lessor and Lessee acknowledge that the Lessee has no option to purchase the Project. Any unexpended funds remaining in the Construction Fund after completion of the Project will be transferred to the Bond Fund created by and as defined in the Indenture, unless such funds are needed to pay arbitrage rebate to the United States pursuant to section 148 of the Internal Revenue Code of 1986. In addition, any eligible funds received by the Lessor from the federal government for use in connection with the Project, including but not limited to the Federal Emergency Management Agency, which are payments received for repairs or improvements as part of the Project, shall be deposited promptly by the Lessor in the Unit Account of the Bond Fund and will offset the Lessee's obligation to pay Additional Rent as more fully set forth in Section 10.2.

SECTION 10.2 ADDITIONAL RENT

     For and in consideration of the Corporation's issuing the Series 1990 Bonds for the Project and for and in consideration of the City's continued operation of the Project, the Lessee unconditionally agrees to pay additional rent ("Additional Rent") while the Series 1990 Bonds are outstanding, in an amount equal to (i) all debt service on the Series 1990 Bonds, plus (ii) all fees and expenses incurred in connection with the issuance, payment and redemption or a Determination of Taxability (as defined in the Indenture) of the Series 1990 Bonds, including arbitrage rebate and the expense of calculating arbitrage rebate, to the extent such fees and expenses are not paid out of Series 1990 Bond proceeds (including investment proceeds), minus (iii) funds on hand in the Unit Account of the Bond Fund created by and as defined in the Indenture which are available for payment of such debt service. Lessee's obligation to the City to pay Additional Rent shall be satisfied by the Lessee transferring the Additional Rent payment owed for each accrual period on the Series 1990 Bonds in immediately available funds by wire transfer to the Unit Account (as defined in the Indenture) at the Corporation's Trustee for the Series 1990 Bonds no later than three business days prior to each debt service payment date on the Series 1990 Bonds. Pursuant to the Indenture to be entered into between the Corporation and the Trustee, the

Trustee will send the following information to the Lessee by facsimile transmittal (or by telephone, promptly confirmed by facsimile transmittal no later than five business days prior to each debt service payment date on the Series 1990 Bonds: (i) the amount of the debt service on the Series 1990 Bonds to be paid on the next payment date plus any unpaid fees and expenses incurred in connection with the Series 1990 Bonds for the current accrual period and anticipated fees and expenses for the subsequent accrual period, (ii) funds on hand in the Unit Account of the :Bond Fund available to pay debt service on the next payment date; and (iii) the balance to be paid as Additional Rent by the Lessee.

     The obligation of the Lessee to make Additional Rent payments is unconditional and independent of any other provision of this Lease, as long as the Indenture remains in effect.


10.3 ASSIGNMENT AND DEFEASANCE

     The Lessee has no right to assign or delegate its obligations under this Amendment or to terminate the Lease while the Series 1990 Bonds are outstanding. In the event the Lease is terminated for whatever cause, the Lessee shall deposit into escrow cash and governmental obligations certified by an independent accounting firm of national reputation to mature as to principal and interest in such amounts and at such times as will, without further investment or reinvestment, be sufficient to make all principal, premium (if any), and interest payments on the Series 1990 Bonds when due (or when redeemable). Such escrow shall further meet all requirements of section 148 of the Internal Revenue Code of 1986, and the report by the independent accounting firm of national reputation shall certify that the yield on the escrow is less than the yield on the Series 1990 Bonds, as calculated under section 148 of the Code.

     This Amendment #4 is executed as of the date first shown on page one of this Amendment.

ATTEST                                            CITY OF GREENVILLE

/s/ Pat Adams                                     /s/ Bill F. Morgan
- -----------------                                 --------------------
City Clerk                                        Mayor



APPROVED AS TO FORM:

/s/ Diane Callander
- --------------------
City Attorney



ATTEST:                                           E-SYSTEMS, INC

/s/                                               /s/
- --------------------                              ---------------------
Assistant Secretary                               Vice President

                                    E-SYSTEMS
                                   SERIES 1990
                                   -----------
                                   -----------

                              DEBT SERVICE SCHEDULE
                              ---------------------
                              ---------------------



DATE        PRINCIPAL    COUPON         INTEREST       PERIOD T0TAL        FISCAL TOTAL
- ----        ----------   ------         ----------     -----------         ------------
2/1/91                                  378,035.00     378,035.00
8/1/91      500,000.00   7.000000       347,175.00     847,175.00          1,225,210.00
2/1/92                                  329,675.00     329,675.00
8/1/92      600,000.00   7.05OOOO       329,675.OO     929,675.00          1,259,350.00
2/1/93                                  308,525.00     308,525.00
8/1/93      600,000.00   7.100000       308,525.00     308,525.00          1,217,050.00
2/1/94                                  287,225.00     287,225.00
8/1/94      650,000.00   7.200000       287,225.00     937,225.00          1,224,450.00
2/1/95                                  263,825.00     263,825.00
8/1/95      700,000.00   7.300000       263,825.00     963,825.00          1,227,650.00
2/1/96                                  238,275.00     238,275.00
8/1/96      700,000.00   7.400000       238,275.00     938,275.00          1,176,550.00
2/1/97                                  212,375.00     212,375.00
8/1/97      800,000.00   7.450000       212,375.00   1,012,375.00          1,224,750.00
2/1/98                                  182,575.00     182,575.00
8/1/98      800,000.00   7.500000       182,575.00     982,575.00          1,165,150.00
2/1/99                                  152,575.00     152,575.00
8/1/99      900,000.00   7.550000       152,575.00   1,052,575.00          1,205,150.00
2/1/ 0                                  118,600.00     118,600.00
8/1/ 0    1,000,000.00   7.600000       118,600.00   1,118,600.00          1,237,200.00
2/1/ 1                                   80,600.00      80,600.00
8/1/ 1    1,000,000.00   7.650000        80,600.00   1,080,600.00          1,161,200.00
2/1/ 2                                   42,350.00      42,350.00
8/1/ 2    1,100,000.00   7.700000        42,350.00   1,142,350.00          1,184,700.00
          ------------                ------------  -------------
          9,350,000.00                5,158,410.00  14,508,410.00
ACCRUED                                  98,366.25      98,366.25
          9,350,000.00                5,060,043.75  14,410,043.75
          ------------               -------------  -------------
          ------------               -------------  -------------


Dated 7/15/90 with Delivery of 9/6/90


Bond Years          68,515,556
Average Coupon        7.528816
Average Life          7.327867
HIC %                 7.528816 % Using 100.0000000


TEXAS COMMERCE BANK

                                                                   EXHIBIT 10.17


                                  AMENDMENT #3


                             TO 1977 LEASE AGREEMENT


     THIS AMENDMENT #3 OF AGREEMENT OF LEASE dated as of October 1, 1981, between the CITY OF GREENVILLE, TEXAS, a municipal corporation of the State of Texas (herein referred to as "Lessor"), and E-SYSTEMS, INC., a Delaware corporation (herein referred to as "Lessee");


                              W I T N E S S E T H:

     WHEREAS, Lessor owns and operates an airport in Hunt County, Texas known as Majors Field (herein referred to as the "Airport");

     WHEREAS, Lessor and Lessee have entered into a Lease Agreement as of October 1, 1977, as amended by Amendment #1 and Amendment #2, dated October 15, 1980, with respect to certain premises at the Airport (herein referred to as the "Lease" or "Lease Agreement");

     WHEREAS, E-Systems desires to make certain improvements to existing facilities and construct new additional improvements (facilities); and

     WHEREAS, Lessor has agreed to the use of the Construction Fund to finance improvements to existing facilities more fully described on Exhibit J attached hereto; and

     WHEREAS, Lessor has agreed to allow E-Systems to construct new additional improvements (facilities), more fully described on Exhibit K attached hereto, utilizing financing provided by E-Systems, Inc.; and

     WHEREAS; Lessor has agreed to amend this lease as pertains to term and to increase Tract B (Exhibit B) by approximately 45.30 acres as described in Exhibit L attached hereto.

     NOW, THEREFORE, the parties hereto for and in the consideration of the mutual covenants herein contained agree to amend the 1977 Lease Agreement dated as of October 1, 1977, as amended by Amendment #1 and Amendment #2 on October 15, 1980, as set forth below. All references to parts and section numbers for
Part I. shall be a reference to that section number of that part contained in the 1977 Lease Agreement as amended by Amendment #1 and Amendment #2 and said sections are hereby amended in their entirety to provide as set forth below. All sections and parts of the Lease Agreement and Amendment #1 and Amendment #2 thereto, not modified hereby, remain in full force and effect.

                                     PART I


                          AIRCRAFT MAINTENANCE PREMISES



SECTION 1.1 PREMISES - DEMISE

     (a) Effective as of the date hereof, Lessor hereby leases and rents and Lessee hereby hires and takes for its exclusive use those certain premises, indicated as Tracts A & B on Exhibit A attached hereto, consisting of an area of approximately 580.68 acres, and the improvements thereon, such premises and improvements being herein collectively referred to as the "Maintenance Premises", which are further described in the legal description set forth in Exhibit B, and amended by Exhibit L attached hereto.

SECTION 1.2 TERM

     (a) The initial term of the tenancy created under this Part I. shall commence on October 1, 1977, and.shall expire on October 1, 2017. The parties agree that prior to the expiration of the lease term, they will, in good faith, consider the execution of a new lease agreement,or an amendment to the existing lease, for a like term of years, with respect to any facilities covered by this agreement which, at the expiration of the lease term, are not and will not (during the term of the new lease agreement) be required by the city for the exclusive use of the general public.


SECTION 1.3 RENTAL

     (a) Commencing on the first day of the first month after execution of Amendment #2 and continuing until August 31, 1981, Lessee shall pay Ground Rental for the Maintenance Premises in monthly installments of $725 as Ground Rental and commencing on September 1, 1981, and continuing through the initial term of this Lease October 1, 2017, the sum of $4,000 per month.

     (b) In the event Lessor shall issue Revenue Bonds and using the proceeds thereof shall reimburse Lessee its costs as approved by Lessor which were incurred in the construction of improvements on the Additional Maintenance Premises, provision for debt service on such Bonds through payment by Lessee or additional rental shall be as provided in Part II. of this Agreement.

     (c) In the event Lessor shall issue Revenue Bonds and using the proceeds thereof shall reimburse Lessee its costs as approved by Lessor which were incurred in the construction of Engineering Building 113 provision for debt service on such Bonds through payment by Lessee of additional rental shall be as provided in Part VII. of this Agreement.

SECTION 1.3 CONT...

     (d) In the event Lessor shall improve the asphalt overlay of certain ramps, streets, and parking lots and improve the roofs of the premises with foam/diathon within the next three years from the date of this Amendment #2 in an amount estimated to be $1,752,000, then Lessee shall reimburse Lessor for such repairs through payment by Lessee of additional rental as provided in Part
VIII. of this Agreement.

     (e) In the event Lessor shall improve the existing facilities, as described on Exhibit J attached hereto, in an amount estimated to be $775,000. then Lessee shall reimburse Lessor for such expenditures through payment by Lessee of additional rental as provided in Part IX of this agreement.

THE FOLLOWING PARTS AND SECTIONS ABE IN ADDITION TO THE 1977 LEASE AGREEMENT AND AMENDMENT #1 AND AMENDMENT #2, THERETO AND ARE INCORPORATED THEREIN BY REFERENCE. ALL PARTS AND SECTIONS OF THE 1977 LEASE AGREEMENT AND AMENDMENTS #1 AND #2 THERETO NOT MODIFIED HEREBY REMAIN IN FULL FORCE AND EFFECT.



                                    PART II.


SECTION 2.1 LEASE OF ADDITIONAL MAINTENANCE PREMISES

     Effective as of October 1, 1977 (but subject to the provisions of Section
2.17 hereof), the Lessor hereby leases and rents and Lessee hereby hires and takes for its exclusive use those certain premises indicated as Building 136B, 108, and 116 on Exhibit E attached hereto, consisting of an area of approximately 103,250 square feet and the improvements thereon or to be constructed thereon such premises and improvements being in this part referred to as "Additional Maintenance Premises" which are further described in the legal description set forth in Exhibit E.

     The term of the tenancy of this Part II. of this Agreement shall expire on October 1, 2017. At the end of this term, Lessor and Lessee may determine to renew the term of the lease in accordance with Section 1.2 herein.

                                    PART VII.


SECTION 7.1 LEASE OF ENGINEERING BUILDING 113

     Effective as of the date hereof, (but subject to the provisions of Section
7.15 hereof) the Lessor hereby leases and rents and Lessee hereby hires and takes for its exclusive use those certain premises indicated on Exhibit F attached hereto, consisting of an area of approximately 16,000 square feet, and the improvements to be constructed hereon, such premises and improvements being in this Part referred to as "Engineering Building" or "Facilities" which is further described in the description set forth in Exhibit G.

     The initial term of the tenancy created under Part VII. of this Agreement shall expire on October 1, 2017. At the end of this term, Lessor and Lessee may determine to renew the term of the lease in accordance with Section 1.2 herein.

                                   PART VIII.


SECTION 8.1 FACILITY IMPROVEMENTS


     Effective as of the date of this Amendment the Lessor hereby leases and rents and Lessee hereby hires and takes for its use those Facility Improvements to the premises more fully described on Exhibit H attached hereto. Such Facility Improvements are generally described as asphalt overlays of certain ramps, roads and parking lots. In addition, such Facility Improvements include the application of foam/diathon to the roofs of existing buildings on the premises.

     The initial term of the tenancy created under this Part VIII. of this Agreement shall expire on October 1, 2017. At the end of this term, Lessor and Lessee may determine to renew the term of the lease in accordance with Section
1.2 herein.



SECTION 8.3 FACILITY IMPROVEMENTS CONSTRUCTION

     Lessor agrees that from time to time within a three-year period from the date of this Amendment it shall make the Facility Improvements more fully described in Exhibit H attached hereto to the premises. The parties estimate that the total cost of the Facilities Improvements is approximately $1,752,000. Lessor shall not be required to expend funds above this estimated amount. Lessor and Lessee agree that in the event Lessor does not expend the estimated amount, then the Net Rent provided for above shall be reduced by the difference between the actual cost of construction and said estimate.

                                     PART IX


SECTION 9.1 FACILITY IMPROVEMENTS

     Effective as of the date of the Amendment the Lessor hereby leases and rents and Lessee hereby hires and takes those Facility Improvements to the premises more fully described on Exhibit J "Description of Modifications to Existing Facilities" and Exhibit K "Description of New Constructed Facilities" attached hereto. Such Facility Improvements, known generally as the E-Systems Greenville Division 1981 Construction Program are specifically;

     (1) Modifications to Hangar 102, Bay 1
     (2)  Addition of Mezzanine to Building 116
     (3)  New 2 story Administration Building
          designated Building 137
     (4)  New Large Aircraft Hangar designated Hangar 152.


     The initial term of the tenancy created under this Part IX. of this Agreement shall expire on October 1, 2017. At the end of this term, Lessor and Lessee may determine to renew the term of the lease in accordance with Section
1.2 herein.





SECTION 9.2 NET RENT

     For and in consideration of Lessor's adding the Facility Improvements under this Part IX. and Lessee's enjoyment of additional rights pursuant to the provisions of this Part IX. cumulative of and in addition to all other rentals, fees or payments for which Lessee is obligated to pay Lessor under Part I. of this Agreement. Lessee further agrees to pay Lessor additional rentals known as "Net Rent" as follows:

     Commencing on January 1, 1982, the Net Rent shall be $25,000 per month with a like installment due and payable on the same day of each month thereafter through May 1, 1983.

SECTION 9.2 CONT...


     Lessor and Lessee agree that all payments received by Lessor pursuant to this Part IX. shall be deposited in the Airport Construction Fund and that Lessor and Lessee will meet each year to evaluate the need for any adjustment in the amount of payments in order that such payments are sufficient to fund all Facility Improvements covered by Part IX of this agreement.



SECTION 9.3 FACILITY IMPROVEMENTS CONSTRUCTION

     Lessor agrees that within an eighteen (18) month period from the date of this Amendment it shall make the Facility Improvements, as described in Exhibits J and K attached hereto, to the premises. The parties estimate that the total cost of the Facilities Improvements is approximately $3,800,000. of which $775,000 is to be paid for from the Construction Fund, the balance being financed by E-Systems.

     Lessor and Lessee agree that in the event Lessor exceeds or does not expend the estimated amount from Construction Funds
($775,000), then the Net Rent provided for above shall be adjusted accordingly and said adjustment be reflected in the monthly installments beginning 1 January 1983.

SECTION 9.4 TITLE TO FACILITIES IMPROVEMENTS AND LESSOR

     The parties hereby confirm and agree that title to the Facilities Improvements (or any portion thereof) which may be constructed on or after the date of this Amendment is vested in Lessor subject to Lessee's possessory rights and that title to any such facilities (or any portions thereof) which may be constructed or completed after the date of the Agreement shall vest in Lessor as the same are affixed to the land, subject to such possessory rights of Lessee.



SECTION 9.5    CONSTRUCTION OF FACILITIES IMPROVEMENTS
               CONDEMNATION OF FACILITIES IMPROVEMENTS

     The provisions of Section 1.18 or 1.20 shall control where all or substantially all of the Facilities Improvements are (1) destroyed by an insured casualty or (2) taken under color of governmental authority in the exercise of the power of eminent domain.


SECTION 9.6 PROVISIONS OF PART I. MADE APPLICABLE

     Except as to the terms of the Lease and renewals thereof (contained in Section 9.1) all of the provisions of Part I. of this Agreement shall also be applicable to the Facilities Improvements and for the purposes of Part I. the same shall also be considered a Maintenance Facilities thereunder upon completion of the Facilities Improvements whichever shall first occur.


SECTION 9.7 CONSTRUCTION FUND

     All payments received by Lessor under this Part IX. shall be deposited in a Construction Fund with the City's depository bank.

     Disbursements from the Construction Fund and investment of moneys therein, pending the use thereof for authorized purposes, shall be governed by an escrow agreement by and between the City and the depository bank. The mayor is hereby authorized and directed to execute an appropriate escrow agreement, which shall be subject to approval by the City Attorney and the Lessee, which agreement shall be in customary terms and:

     (1)  not be in conflict with any provisions of this Agreement; and

SECTION 9.7 CONT...

     (2)  provide:

     (a) funds may be disbursed only for the purpose of paying the cost of construction and acquisition of the Additional Maintenance Premises and Facilities Improvements until all such costs have been paid, and then as provided in this instrument.

     (b) funds may be disbursed upon approval of the same by a representative of the Lessor and Lessee; that the representative of the Lessor shall be the person acting as the City Manager of the City of Greenville, Texas.

     (3) no change order may be executed, during the construction of the project, which increases the amount of any contract to be paid by the City unless the same has been approved by the City Council; nor shall any payment be made under any contract until such contract has been approved by the City Council.


SECTION 9.8    PLANS AND SPECIFICATIONS, APPROVALS, CONSTRUCTION
               CHANGES, CONTRACTS

     (a) The facilities Improvements shall be acquired, constructed, installed, fabricated and equipped in accordance with plans and specifications approved by the City and the Lessee.

     Lessee shall prepare final plans and specifications of the Facilities Improvements, which shall be submitted by Lessee to the City for approval, and construction shall be substantially in accordance with such plans and specifications as may be approved by the City with such changes as may be reasonably requested by Lessee and approved by the City.

     (b) Upon completion of the final plans and specifications of the Facilities Improvements and approval of the same, bids will be taken by the City for construction, acquisition, and/or fabrication of the Facilities Improvements based on such plans and specifications. Following the receipt of bids from responsible bidders, the City and Lessee will consider and approve such bids, and contracts will then be awarded by the City to install, construct, fabricate and equip the Facilities. Lessee may, with the City's prior approval, enter into contracts for the design work and for the preparation of the preliminary and final plans and specifications for the Facilities Improvements prior to the time that proceeds from the sale of the Bonds are available.

SECTION 9.8 CONT...

     (c)  Whenever approval of either the City or Lessee is required in this
Section 9.8, such approval shall not be unreasonably withheld by either the City or the Lessee; provided, however, nothing herein shall be construed as requiring the City to undertake any such project.

     (d) Contracts relating to the construction, acquisition, equipping, fabrication or installation (or purchases in connection therewith) of the Facilities Improvements shall include appropriate provisions for expediting the work and for performance and payment bonds so as to assure completion by specified performance dates and to protect the Facilities Improvements against liens, such bonds to name the City as the beneficiary thereof.

     (e) All necessary approvals from governmental agencies shall be obtained prior to acquiring, constructing, fabricating, equipping or installing the Facilities, and such improvements shall be acquired, constructed, fabricated, equipped or installed in compliance with all state and local laws, ordinances and regulations applicable thereto. Upon completion of the Facilities Improvements, all required occupancy permits and authorizations from appropriate authorities contemplated by Lessee shall be obtained by Lessee. All changes, alterations, extras or additions (hereinafter in this subsection (e) called "changes") to or from and contracts or purchase order executed or entered into pursuant to the provisions of this Part IX. shall be approved in advance by the parties hereto. All requests, approvals and agreements required shall be in writing and signed by a duly designated representative of the party making such request, granting such approval or entering into such agreement. All changes to the Facilities Improvements may be made after consultation with and approval by the Lessee.

SECTION 9.8 CONT...

     This Amendment #3 is executed as of the date first shown on page one of this Amendment.

ATTEST:                                      CITY OF GREENVILLE


/s/ Irene Wilson                             /s/ William F. Elkins
- ----------------------------                 ----------------------------
City Clerk                                   Mayor


APPROVED AS TO FORM:


/s/ D. Adami
- ----------------------------
City Attorney


ATTEST:                                      E-SYSTEMS, INC.



/s/ Joe D. Reynolds                          /s/ A. L. Lawson
- ----------------------------                 ----------------------------
Assistant Secretary                          Vice President

                                    EXHIBIT J


"Description of Modifications to Existing Facilities"


          Modifications to existing Facilities referenced in Amendment #3 to the 1977 Lease Agreement consists of two separate projects;

     -    Modifications to Hangar 102, Bay 1, and;

     -    Addition of Mezzanine to Building 116

     The modifications to Hangar 102, Bay 1 consist of the addition of a nosewell and enlargement of the tailwell. These modifications will enable this Bay to house KC-135 size aircraft.

     The addition of a mezzanine to Building 116 will add approximately 45,000 square feet to that facility. The original design and construction of Building 116 contemplated the addition of subject mezzanine at some future date. The mezzanine will include a covered overhead walkway to Hangar 102 and an outside freight elevator.

                                    EXHIBIT K


"Description of New Constructed Facilities"


     New Constructed Facilities referenced in Amendment #3 to the 1977 Lease Agreement consists of two separate projects;

     -    New 2 Story Administration Building
          Designated Building 137, and;

     -    New Large Aircraft Hangar
          Designated Hangar 152


     Building 137 will be a Two-Story Office Building of 20,000 square feet each floor for a total of 40,000 square feet of floor space. This building will be located due West of Building 136, adjacent to Building 140, on what is presently parking lot space.

     The New Large Aircraft Hangar (Hangar 152) will be located due West and adjacent to Hangar 150 and be of the same general design. This Hangar will be sized to house two 727 T-Tail Type Aircraft or one 747 Type Aircraft with the tail outside.

                                    EXHIBIT L


     Beginning at a point being the Southwest corner of the intersection of Seventh Street and Avenue "D", said corner being an inside corner of Majors Field's Western boundary line as described in said Warranty Deed from Hunt County, Texas to the City of Greenville, Texas, recorded in Volume 643, Page 496 in the Deed Records of Hunt County, Texas.

     Thence East 1330 feet;

     Thence South 1500 feet;

     Thence West 1330 feet;

     Thence North 1500 feet to the point of beginning and containing 45.7989 acres of land, more or less.

                                  AMENDMENT #2

                             TO 1977 LEASE AGREEMENT


     THIS AMENDMENT #2 OF AGREEMENT OF LEASE dated as of October 15, 1980, between the CITY OF GREENVILLE, TEXAS, a municipal corporation of the State of Texas (herein referred to as "Lessor"), and E-SYSTEMS, INC., a Delaware corporation (herein referred to as "Lessee");


                              W I T N E S S E T H:

     WHEREAS, Lessor owns and operates an airport in Hunt County, Texas known as Majors Field (herein referred to as the "Airport");

     WHEREAS, Lessor and Lessee have entered into a Lease Agreement as of October 1, 1977, as amended by Amendment #1 dated October 15, 1980, with respect to certain premises at the Airport (herein referred to as the "Lease" or "Lease Agreement");

     WHEREAS, E-Systems desires to have Lessor construct additional improvements on said premises; and

     WHEREAS, Lessor has agreed to construct said improvements, provided that an adjustment in the Net Rent is made and the Ground Rental of the premises is increased to $4,000 per month.

     NOW, THEREFORE, the parties hereto for and in the consideration of the mutual covenants herein contained agree to amend the 1977 Lease Agreement dated as of October 1, 1977, as amended by Amendment #1 on October 15, 1980, as set forth below. All references to parts and sections numbers for Part I. shall be a reference to that section number of that part contained in the 1977 Lease Agreement as amended by Amendment #1 and said sections are hereby amended in their entirety to provide as set forth below. All sections and parts of the Lease Agreement and Amendment #1 thereto, not modified hereby, remain in full force and effect.


                                     PART I.

                          AIRCRAFT MAINTENANCE PREMISES


SECTION 1.3 RENTAL

     (a) Commencing on the first day of the first month after execution of this amendment and continuing until August 31, 1981, Lessee shall pay Ground Rental for the Maintenance Premises in monthly installments of $725 as Ground Rental and commencing on

September 1, 1981, and continuing through the initial term of this Lease (August 31, 1991), the sum of $4,000 per month.

     (b) In the event Lessor shall issue Revenue Bonds and using the proceeds thereof shall reimburse Lessee its costs as approved by Lessor which were incurred in the construction of improvements on the Additional Maintenance Premises, provision for debt service on such Bonds through payment by Lessee of additional rental shall be as provided in Part II. of this Agreement.

     (c) In the event Lessor shall issue Revenue Bonds and using the proceeds thereof shall reimburse Lessee its costs as approved by Lessor which were incurred in the construction of Engineering Building 113 provision for debt service on such Bonds through payment by Lessee of additional rental shall be as provided in Part VII. of this Agreement.

     (d) In the event Lessor shall improve the asphalt overlay of certain ramps, streets, and parking lots and improve the roofs of the premises with foam/diathon within the next three years from the date of this Amendment #2 in an amount estimated to be $1,752,000, then Lessee shall reimburse Lessor for such repairs through payment by Lessee of additional rental as provided in Part
VIII. of this Agreement.


SECTION 1.21 MISCELLANEOUS OPERATION PROVISIONS

     (a) With the prior written approval of the Lessor, Lessee may erect, maintain or display signs of advertising at or on the exterior parts of the Maintenance Premises or in or on the Leased Premises so as to be visible outside the Maintenance Premises. Exterior signs affecting public safety and security shall be subject to approval by Lessee and the Lessor. If the Lessor has not given approval, as aforesaid upon receipt of notice the Lessee shall remove, obliterate or paint out any and all advertising, signs, posters and similar devices placed by the Lessee on the Maintenance Premises. In the event of a failure on the part of the Lessee so to remove, obliterate or paint out unapproved signs affecting public safety and to restore the necessary work and the Lessee shall pay the cost thereof to the Lessor on demand.

     (b) The Lessee shall maintain such obstruction lights and landing lights as the Lessor may install, and Lessor shall furnish and install the bulbs and furnish the electricity necessary for the operation thereof, and Lessee shall operate the same in accordance with the requirements of F.A.A. The Lessor hereby directs that all said lights shall, until further notice, be operated for a period commencing thirty (30) minutes before sunset and ending thirty (30) minutes after sunrise (as sunset and sunrise may vary from day to day throughout each year) and for such other periods as may be directed or requested by the control tower of the Airport. In addition, Lessee shall also provide and maintain fire protection and safety equipment at the Maintenance Facilities and all other equipment of every kind and nature required by any law, rule, order, ordinance or resolution of any governmental authority having jurisdiction over the Airport.

     (c) Except to the extent required for the performance of the obligations or the exercise of rights of the Lessee hereunder, nothing contained in this agreement shall grant to the Lessee any rights whatsoever in the air space above the Maintenance Premises in excess of a height set forth in the plans and specifications for the Maintenance Premises.

     (d) All personal property and all property and installations (including trade fixtures) removable without material damage to the Maintenance Premises, which are installed by Lessee in or on the Maintenance Premises, shall be deemed to be and remain the property of the Lessee. All such property and installations may at Lessee's option be removed by Lessee from the Maintenance Premises at any time during the term of this Agreement, and, unless otherwise agreed in writing by the parties, shall be removed by Lessee at or before the expiration of other termination of the term of this Agreement provided that any damage to the Maintenance Premises caused by said removal shall be repaired by Lessee so as to return the premises to the Lessor in the same or similar condition as when entered by Lessee, reasonable wear and tear excepted. Any such property remaining on the Maintenance Premises beyond thirty (30) days thereafter shall be deemed to be abandoned by Lessee.

     (e) All water, gas, oil and mineral rights in and under the soil are expressly reserved by the Lessor.

     (f) Title to all existing permanent improvements on the Maintenance Premises and title to any permanent buildings or permanent structures hereafter constructed on such Maintenance Premises shall immediately vest in the Lessor as a part of the Airport.

     (g) Lessee agrees to restrict the use of the gun/shooting range located and situated on the southeast end of the Maintenance Premises to duly appointed policemen and security staff who are on duty and need to shoot qualifying rounds for the retention of their positions. Lessee agrees to use its best efforts to relocate said range to an area compatible with airport operations. At such time as this is accomplished, Lessee agrees to permanently and completely close the existing range.

     (h) Lessee agrees that the area located at the South end of the South aircraft parking ramp will not be used as a storage area for obsolete equipment. Additionally, Lessee agrees that remaining equipment shall be relocated and rearranged so as to present an orderly appearance.

     (i) Lessee agrees to relocate its Southerly boundary fence (portable type) Northward an adequate distance to facilitate comfortable parking of the general public's aircraft. It is hereby understood between Lessor and Lessee that should Lessee need any of this area to directly serve new aircraft servicing buildings, Lessee may, after reasonable notice, move the fence southward to the extent necessary for such facilities.


SECTION 1.22 ADDITIONAL PROVISIONS FOR OPERATIONS

     Lessee agrees to operate and maintain that portion of said airport facility located and situated within the area described in Exhibits A and C (herein called Base Facilities) in conformity with each and all of the provisions and requirements set forth and referred to in Paragraphs 6 and 22 of Part V of Federal Aviation Administration Form 5100-100, the same being and composing a part of the grant agreement entered into by and between Lessor and the United States of America, and which provides, among other things, for a grant of funds pursuant to Airport Development and Aid Program Project No. 7-48-0098-01 for the construction of certain improvements to said Base Facility, and reference to which being here made for all purposes as if the same were copied in their entirety herein, accepting hereby the same responsibilities and undertakings as Lessor assumes upon the execution of said grant agreement.

     Under this agreement, Lessee has been given certain authority and responsibilities in connection with the operation and maintenance of the facilities within the area described in Exhibits A and C. However, the parties hereto recognize that it is the basic responsibility of Lessor to comply with its operational and maintenance responsibilities pursuant to its obligations under the Federal Grant Agreement and surplus property deeds. Therefore, the parties agree that Lessee's rights hereunder are subject to the rights of Lessor and Lessor may direct the minimum procedures to be followed by Lessee or itself assume such responsibilities.

     It is understood and agreed that Lessee shall indemnify and hold harmless Lessor, and each and all of the officials, officers, agents, servants and employees of Lessor, from and against all claims and causes of action, damages, losses and expenses, including all costs of court and attorney's fees incidental thereto, arising out of or resulting from the undertakings specified and referred to in the preceding paragraphs hereof by Lessee, any subcontractor thereof, anyone directly or indirectly employed by either of them, or anyone whose acts, errors or omissions any of them may be liable, which are caused in whole or in part by any error, omission or act of any of them.

     In a like manner, it is understood and agreed that Lessor shall indemnify and hold harmless Lessee, and each and all of the officers, agents, servants and employees of Lessee, from and against all claims and causes of action, damages, losses and expenses, including all costs of court and attorney's fees incidental thereto, arising out of or resulting from the operations of Lessor upon said Airport Facilities, or anyone directly or indirectly employed it, or anyone whose acts, errors or omissions any of them may be liable, which are caused in whole or in part by any error, omission or act of any of them; excepting, however, any of those acts, errors or omissions set forth and specified in the preceding paragraph hereof.

     In connection with the obligations assumed by Lessee in the first paragraph of this Section, it is understood and agreed that in the event Lessor permits or agrees to permit third parties (other than those owning or operating aircraft exempted by said ADAP grant and Lessee's customers or guests) regular use (defined as aircraft parking by tenants on the airport or otherwise for in excess of three hours on any four days during any calendar month or four aircraft touchdowns from flight during any calendar month) of any facility within the area described in Exhibits A and C, Lessor shall impose (and, periodically, based on subsequent experience, adjust the amount of) uniform use fees which are sufficiently large to offset and reasonably anticipated increases in maintenance costs attributable to such third party use (but in no event above the levels which are competitive with those charged by similar airports in North and Central Texas for similar airport use). In determining the amount of such use fees, Lessor shall have the right of examining relevant portions of Lessee's books and records, and such examination may only be conducted by Lessor's Director of Finance or a Certified Public Accountant (as designated by Lessor) having no conflict of interest with any such third party. It is understood and agreed that Lessor will use all due diligence (and Lessee will cooperate with Lessor as needed) in seeking and obtaining federal and state assistance to perform major renovation and/or upgrading of facilities on said tract provided local matching funds are made available by Lessor's Governing Body or are made available to said Governing Body by others. Lessee shall have the responsibility for collecting any use fees charged hereunder and depositing the same in the Construction Fund.

     It is further agreed that in case a building, buildings or other improvements are located on the land described in Exhibits A and B, the provisions of this paragraph shall control if the same are destroyed or damaged by fire, the elements or other disaster and for which insurance coverage is in effect as provided for in this Lease, or for which a third party shall have provided insurance coverage, Lessor, at the option of Lessee, will authorize the replacement or repair of said buildings or improvements, the same to be paid for out of the proceeds of the insurance as aforesaid, and the monthly rental will be proportionately abated with respect to the buildings or improvements, which Lessee is deprived of use for and during the period of disuse and pending their repair or replacement. Should buildings or other improvements be destroyed as aforesaid so as to make the premises, as a whole, unsuitable for Lessee's continued occupancy, Lessee may at such time cancel the herein Lease and thereafter all rights to Lessee's possession thereof shall at once cease and this lease shall terminate as to both parties.

     It is further agreed that Lessor will consider assuming the maintenance of Tract C, insofar as the same involves painting, striping, poisoning and mowing,

     Lessee will assist Lessor in the updating of the airport layout plan required under the provisions of Paragraph 25 of Part V of said FAA Form 5100-100, and will not make or permit the making of any changes or alterations in said airport or any of its facilities other than in conformity with such airport layout plan as so approved by the Federal Aviation Administration, if such changes or alterations might adversely affect the safety, utility or efficiency of said airport.


SECTION 1.23 PROVISIONS FOR TESTING

     The provisions of this Section shall be subordinate to the provisions of any existing or future agreement entered into between the Lessor and the United States to obtain Federal aid for the improvement or operation and maintenance of the airport.

     It is specifically understood and agreed that nothing herein contained shall be construed as granting or authorizing the granting of an exclusive right within the meaning of Section 308a of the Federal Aviation Act.

     The Lessor reserves the right to take any action it considers necessary to protect the aerial approaches of the airport against obstruction, together with the right to prevent the Lessee from erecting, or permitting to be erected, any building or other structures on the airport which, in the opinion of the Lessor, would limit the usefulness of the airport or constitute a hazard to aircraft.

     Lessee shall have the right to utilize the public air opera-tions area in said Base Facilities in conjunction with the public, generally, for flight operations, aeronautical testing, electronic testing and other aviation related activities subject, however, to the same regulations, requirements and limitations lawfully imposed upon the public.

     In conjunction with its normal operations, Lessee shall have the right to temporarily obstruct for aircraft electronic testing or aircraft launch purposes, one of the runways or the North or South portion of the North-South parallel taxiway in said Base Facilities provided that during such periods the tower is manned and operating and provided the runway or taxiway is appropriately marked as obstructed, safety requirements of FAA and good practice are implemented, and (in the case of a runway) an alternate runway is available for aircraft traffic. Lessee agrees to remove obstructions at all times said runway is not needed for launching purposes.

     Lessor agrees to use its best efforts to obtain governmental assistance in funding construction to extend the parallel taxiway to the physical ends of the North-South runway, including holding and launch pads at each end. At such time as the aforementioned improvements are completed, Lessee agrees to keep the parallel taxiway area free from obstructions and until such time Lessee agrees to mark and/or light such obstructions in accordance with FAA recommendations.

     Lessor shall not perform or suffer performance of any act on land in the Base Facilities owned or controlled by Lessor which would unreasonably interfere, or can be reasonably expected to interfere with, Lessee's said electronic or aviation operations in said Base Facilities.

     Lessor shall utilize said Tract only in a manner compatible with normal airport uses.

     THE FOLLOWING PARTS AND SECTIONS ARE IN ADDITION TO THE 1977 LEASE AGREEMENT AND AMENDMENT #1 THERETO AND ARE INCORPORATED THEREIN BY REFERENCE. ALL PARTS AND SECTIONS OF THE 1977 LEASE AGREEMENT AND AMENDMENT #1 THERETO NOT MODIFIED HEREBY REMAIN IN FULL FORCE AND EFFECT.


                                   PART VIII.

SECTION 8.1 FACILITY IMPROVEMENTS

     Effective as of the date of this Amendment the Lessor hereby leases and rents and Lessee hereby hires and takes for its use those Facility Improvements to the premises more fully described on Exhibit H attached hereto. Such Facility Improvements are generally described as asphalt overlays of certain ramps, roads and parking lots. In addition, such Facility Improvements include the application of foam/diathon to the roofs of existing buildings on the premises.

     The initial term of the tenancy created under this Part VIII. of this Agreement shall expire on August 31, 1991. Lessee shall have the option to renew such term for a period, during the time that the property tenancy created in Part I. of this Agreement is in effect ending August 31, 2006. During such renewal period, the Ground Rent specified in Section 1.3 shall also be the Ground Rent for the Facility Improvements covered by this Part VIII. of this Agreement. Lessee shall not be deemed to have exercised the foregoing option unless notice of the exercise of the option has been received not less than sixty (60) days before the expiration of the initial term and thereafter such notice has been received not less than sixty (60) days before any extension under said option.


SECTION 8.2 NET RENT

     For and in consideration of Lessor's adding the Facility Improvements under this Part VIII. and Lessee's enjoyment of additional rights pursuant to the provisions of this Part VIII. cumulative of and in addition to all other rentals, fees or payments for which Lessee is obligated to pay Lessor under
Part I. of this Agreement. Lessee further agrees to pay Lessor additional rentals known as "Net Rent" as follows:

     1. A monthly rental of $30,000 per month commencing on the effective date of this Amendment with a like installment due on the same day of each month thereafter through December l, 1980.

     2. Commencing on January 1, 1981, the Net Rent shall be $60,000 per month with a like installment due and payable on the same day of each month thereafter through December 1, 1981.

     3. Commencing on January 1, 1982, the Net Rent shall be $35,000 per month with a like installment due and payable on the same day of each month thereafter through September 1, 1983.

     Lessor and Lessee agree that all payments received by Lessor pursuant to this Part VIII. shall be deposited in the Airport Construction Fund and that Lessor and Lessee will meet each year to evaluate the need for any adjustment in the amount of both payments in order that such payments are sufficient to fund all Facility Improvements and to retire all special purpose airport improvements bonds issued in 1966 through 1969 by the end of the term of this Lease, August 31, 1991. Lessor and Lessee shall take into consideration the appropriate Interest and Sinking Fund of the Lessor including its earnings and the earnings of the Airport Construction Fund.

SECTION 8.3 FACILITY IMPROVEMENTS CONSTRUCTION

     Lessor agrees that from time to time within a three-year period from the date of this Amendment it shall make the Facility Improvements more fully described in Exhibit H attached hereto to the premises. The parties estimate that the total cost of the Facilities Improvements is approximately $1,752,000. Lessor shall not be required to expend funds above this estimated amount. Lessor and Lessee agree that in the event Lessor does not expend the estimated amount, then the Net Rent provided for above shall be reduced by the difference between the actual cost of construction and said estimate. This reduction shall first be applied pro rata to the installment payments due for the period of January 1, 1982 through September 1, 1983. Should further reduction be required, then the reduction shall be applied pro rata to the monthly installments due for the period of January 1, 1981 through December 1981. Should further reductions be required, then such reduction shall be applied pro rata to the installments due from the effective date of this Amendment through December 1, 1980.


SECTION 8.4 TITLE TO FACILITIES IMPROVEMENTS AND LESSOR

     The parties hereby confirm and agree that title to the Facilities Improvements (or any portion thereof) which may be constructed on or after the date of this Amendment is vested in Lessor subject to Lessee's possessory rights and that title to any such facilities (or any portions thereof) which may be constructed or completed after the date of this Agreement shall vest in Lessor as the same are affixed to the land, subject to such possessory rights of Lessee.


SECTION 8.5    CONSTRUCTION OF FACILITIES IMPROVEMENTS,
               CONDEMNATION OF FACILITIES IMPROVEMENTS

     The provisions of Section 1.18 or 1.20 shall control where all or substantially all of the Facilities Improvements are (1) destroyed by an insured casualty or (2) taken under color of governmental authority in the exercise of the power of eminent domain.


SECTION 8.6 PROVISIONS OF PART I. MADE APPLICABLE

     Except as to the terms of the Lease and renewals thereof (contained in Section 8.1) all of the provisions of Part I. of this Agreement shall also be applicable to the Facilities Improvements and for the purposes of Part I. the same shall also be considered as Maintenance Facilities thereunder upon completion of the Facilities Improvements whichever shall first occur.


SECTION 8.7 CONSTRUCTION FUND

     All payments received by Lessor under this Part VIII. shall be deposited in a Construction Fund with the City's depository bank.

     Disbursements from the Construction Fund and investment of moneys therein, pending the use thereof for authorized purposes, shall be governed by an escrow agreement by and between the City and the depository bank. The mayor is hereby authorized and directed to execute an appropriate escrow agreement, which shall be subject to approval by the City Attorney and the Lessee, which agreement shall be in customary terms and:

     (1)  not be in conflict with any provisions of this Agreement; and

     (2)  provide:

          (a) funds may be disbursed only for the purpose of paying the cost of construction and acquisition of the Additional Maintenance Premises and Facilities Improvements until all such costs have been paid, and then as provided in this instrument.

          (b) funds may be disbursed upon approval of the same by a representative of the Lessor and Lessee; that the representative of the Lessor shall be the person acting as the City Manager of the City of Greenville, Texas.

     (3) no change order may be executed, during the construction of the project, which increases the amount of any contract to be paid by the City unless the same has been approved by the City Council; nor shall any payment be made under any contract until such contract has been approved by the City Council.


SECTION 8.8    PLANS AND SPECIFICATIONS, APPROVALS, CONSTRUCTION
               CHANGES, CONTRACTS

     (a) The Facilities Improvements shall be acquired, constructed, installed, fabricated and equipped in accordance with plans and specifications; approved by the City and the Lessee.

     Lessee shall prepare final plans and specifications of the Facilities Improvements, which shall be submitted by Lessee to the City for approval, and construction shall be substantially in accordance with such plans and specifications as may be approved by the City with such changes as may be reasonably requested by Lessee and approved by the City.

     (b) Upon completion of the final plans and specifications of the Facilities Improvements and approval of the same, bids will be taken by the City for construction, acquisition, and/or fabrication of the Facilities Improvements based on such plans and specifications. Following the receipt of bids from responsible bidders, the City and Lessee will consider and approve such bids, and contracts will then be awarded by the City to install, construct, fabricate and equip the Facilities. Lessee may, with the City's prior approval, enter into contracts for the design work and for the preparation of the preliminary and final plans and specifications for the Facilities Improvements prior to the time that proceeds from the sale of the Bonds are available.

     (c)  Whenever approval of either the City or Lessee is required in this
Section 8.8, such approval shall not be unreasonably withheld by either the City or the Lessee; provided, however, nothing herein shall be construed as requiring the City to undertake any such project.

     (d) Contracts relating to the construction, acquisition, equipping, fabrication or installation (or purchases in connection therewith) of the Facilities Improvements shall include appropriate provisions for expediting the work and for performance and payment bonds so as to assure completion by specified performance dates and to protect the Facilities Improvements against liens, such bonds to name the City as the beneficiary thereof.

     (e) All necessary approvals from governmental agencies shall be obtained prior to acquiring, constructing, fabricating, equipping or installing the Facilities, and such improvements shall be acquired, constructed, fabricated, equipped or installed in compliance with all state and local laws, ordinances and regulations applicable thereto. Upon completion of the Facilities Improvements, all required occupancy permits and authorizations from appropriate authorities contemplated by Lessee shall be obtained by Lessee. All changes, alterations, extras or additions (hereinafter in this subsection (e) called "changes") to or from and contracts or purchase orders executed or entered into pursuant to the provisions of this Article VIII. shall be approved in advance by the parties hereto. All requests, approvals and agreements required shall be in writing and signed by a duly designated representative of the party making such request, granting such approval or entering into such agreement. All changes to the Facilities Improvements may be made after consultation with and approval by the Lessee.

     This Amendment #2 is executed as of the date first shown on page one of this Amendment.

ATTEST:                                      CITY OF GREENVILLE


/s/ Irene Wilson                             /s/ William F. Elkins
- ----------------------------                 ----------------------------
City Clerk                                   Mayor


APPROVED AS TO FORM:


/s/ Debra Adami
- ----------------------------
City Attorney



ATTEST:                                      E-SYSTEMS, INC.


/s/ Joe D. Reynolds                          /s/ A. L. Lawson
- ----------------------------                 ----------------------------
Assistant Secretary                          Vice President

THE STATE OF TEXAS  )
                    )
COUNTY    OF HUNT   )


     BEFORE ME, the undersigned authority in and for Hunt County, Texas, on this day personally appeared A. L. Lawson of E-SYSTEMS, INC., known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the Vice-President of E-SYSTEMS, INC., and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated as the act and deed of E-SYSTEMS, INC.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 2nd day of February, 1981.



                                             /s/ Betty English
                                             -------------------------------
                                             Notary Public, State of Texas






THE STATE OF TEXAS  )
                    )
COUNTY   OF  HUNT   )



     BEFORE ME, the undersigned authority in and for Hunt County, Texas, on this day personally appeared WILLIAM F. ELKINS, of the City of Greenville, Texas, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the Mayor of the City of Greenville, Texas, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated as the act and deed of the city of Greenville, Texas.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 2nd day of
February, 1981.




                                             /s/ Irene Wilson
                                             --------------------------------
                                             Notary Public, State of Texas

                                  AMENDMENT #1

                             TO 1977 LEASE AGREEMENT


     THIS AMENDMENT #1 OF AGREEMENT OF LEASE dated as of October 15, 1980 between the CITY OF GREENVILLE, TEXAS, a municipal Corporation of the State of Texas (herein referred to, as "Lessor"), and E-SYSTEMS, INC., a Delaware corporation (herein referred to as "Lessee");

                              W I T N E S S E T H:

     WHEREAS, Lessor owns and operates an airport in Hunt County, Texas known as Majors Field (herein referred to as the "Airport");

     WHEREAS, Lessor and Lessee have entered into a Lease Agreement as of October 1, 1977, with respect to certain premises at the Airport (herein referred to as the "Lease" or "Lease Agreement";

     WHEREAS, E-Systems desires to have Lessor construct additional improvements on said premises and extend the initial term of the Lease;

     WHEREAS, Lessor has agreed to construct said improvements and to extend the term of said Lease provided that the ground rental of the premises is increased to 4,000 per month.

     NOW, THEREFORE, the Parties hereto, for and in the consideration of the mutual covenants herein contained agree to amend the 1977 Lease Agreement dated as of October 1, 1977 as set forth below.

     All references to parts and section numbers for Parts I. and II. shall be a reference to that section number of that part contained in the 1977 Lease Agreement and said sections are hereby amended in their entirety to provide as set forth below. All sections and parts of the Lease Agreement not modified hereby remain in full force and effect.


                                     PART I.

                          AIRCRAFT MAINTENANCE PREMISES

SECTION 1.2 TERM

     The initial term of the tenancy created under this Part I. shall commence on October 1, 1977 and shall expire on August 31, 1991. Lessee shall have the option to renew such term for three consecutive five-year terms on the same terms and conditions, except for such right of renewal and except that during each such renewal term Lessee shall pay the ground rental only as provided in Section 1.3 hereof. Lessee shall not be deemed to have exercised the foregoing option unless notice of the exercise of the option has been received not less than sixty (60) days before the expiration of the initial term and thereafter such notice has been received not less than sixty (60) days before the expiration of any extension of the term of this Lease under said option.

SECTION 1.3 RENTAL

     (a) Commencing on November 1, 1977 and continuing until December 31, 1980, Lessee shall pay Ground Rental for the Maintenance Premises in monthly installments of $30,725 as Ground Rent, and thereafter from January 1, 1981 through August 31, 1991 (and any Lease extensions) the Lessee shall, pay as Ground Rental for the Maintenance Premises in monthly installments of $725 as Ground Rent.

     (b) In the event Lessor shall issue revenue bonds and using the proceeds thereof, shall reimburse Lessee its costs as approved by Lessor which were incurred in the construction of improvements on the additional maintenance premises, provision for debt service on such bonds through payment by Lessee of additional rental shall be as provided in Part II. of this Agreement.

     (c) In the event Lessor shall issue revenue bonds and using the proceeds thereof shall reimburse Lessee its costs as approved by Lessor which were incurred in the construction of Engineering Building 113, provision for debt service on such bonds through payment by Lessee of additional rental shall be as provided in, Part VII. of this Agreement.



                                    PART II.

SECTION 2.1 LEASE OF ADDITIONAL MAINTENANCE PREMISES

     Effective as of October 1, 1977 (but subject to the provisions of Section
2.17 hereof), the Lessor hereby leases and rents and Lessee hereby hires and takes for its exclusive use those certain premises indicated as Building 136B, 108 and 116 on Exhibit E attached hereto, consisting of an area of approximately 108,250 square feet and the improvements thereon or to be constructed thereon such premises and improvements being in this part referred to as "Additional Maintenance Premises" which are further described in the legal description set forth in Exhibit E.

     The initial term of the tenancy under this Part II. of this Agreement shall expire on August 31, 1991 Lessee shall have the option to renew such term for a period, during the time that the property tenancy created in Part I. of this Agreement is in effect, ending August 31, 2006. During such renewal period, the ground rent specified in Section 1.3 shall also be the ground rent for the property covered by Part II. of this Agreement. Lessee shall not be deemed to have exercised the foregoing option unless notice of exercise of the option has been received not less than sixty (60) days before the expiration of the initial term and thereafter such notice has been received not less than sixty (60) days before any extension under said option.

     THE FOLLOWING PARTS AND SECTIONS ARE IN ADDITION TO THE PARTS AND SECTIONS OF THE 1977 LEASE AGREEMENT AND ARE INCORPORATED THEREIN BY REFERENCE. ALL PARTS AND SECTIONS OF THE 1977 LEASE AGREEMENT NOT MODIFIED HEREBY REMAIN IN FULL FORCE AND EFFECT.


                                    PART VII.

SECTION 7.1 LEASE OF ENGINEERING BUILDING 113

     Effective as of the date hereof, (but subject to the provisions of Section
7.15 hereof) the Lessor hereby leases and rents and Lessee hereby hires and takes for its exclusive use those certain premises indicated on Exhibit F attached hereto, consisting of an area of approximately 16,000 square feet, and the improvements to be constructed thereon, such premises and improvements being in this Part referred to as "Engineering Building" or "Facilities" which is further described in the description set forth in Exhibit G.

     The initial term of the tenancy created under Part II. of this Agreement shall expire on August 31, 1991. Lessee shall have the option to renew such term for a period, during the time that the property tenancy created in Part I. of this Agreement is in effect, ending August 31, 2006. During such renewal period, the Ground Rent specified in Section 1.3 shall also be the Ground Rent for the property covered by Part VII. of this Agreement. Lessee shall not be deemed to have exercised the foregoing option unless notice of the exercise of the option has been received not less than sixty (60) days before the expiration of the initial term and thereafter such notice has been received not less than sixty (60) days before any extension under said option.


SECTION 7.2 ENGINEERING BUILDING

     The Engineering Building consists of that land and improvements and structures to be located on the land described in Exhibit F subject to the provisions of Section 7.15 hereof, the parties mutually agree that Lessor shall proceed to issue and deliver its Revenue Bonds in the principal sum of $1,000,000 to provide for the cost of the construction of the improvements which constitute the Engineering Building. The proceeds of the sale of such Bonds shall be employed in the manner sat forth in this Part and under the provisions of the ordinance authorizing such Bonds (hereafter called Bond Ordinance) it being the intent of the parties that said proceeds shall be used in accomplishing financing of the intended Facilities including all improvements related or incidental thereto, as contemplated by the plans and specifications heretofore approved by Lessor and Lessee, including, further, reasonable items for contingencies, architectural and engineering fees, expenses of issuance of Bonds, fees of the fiscal agent retained to consult with the parties and arrange for the sale of the Bonds.


SECTION 7.3 ACCEPTANCE OF COVENANTS

     It is understood that upon the authorization of the issuance of Bonds, the Lessor, by approving the Bond Ordinance shall signify not only acceptance and final approval of these presents but also complete acceptance, awareness and final approval of the terms and conditions of said Bond Ordinance and the Bonds therein prescribed. By its acceptance Lessee acknowledges that the covenants of the Bond Ordinance constitute contractual arrangements between Lessor and the purchasers of the Bonds. It is further understood that Lessor, the purchasers of the Bonds and all others concerned in any manner with their issuance and the securities supporting them may rely upon certified copy of said resolution of Lessee's Board of Directors as conclusive evidence of Lessee's approval and acceptance hereof and the terms and conditions of said Bond Ordinance and the Bonds therein prescribed.

     Based upon such approvals of Lessee, Lessor agrees to do all things required by law and these presents to issue the Bonds and make delivery thereof to the purchasers in accordance with the terms of sale as promptly as practicable. Lessee understands that upon delivery of the Bonds to the purchasers the requirements for payment of Net Rent provided in Section 7.5 hereof shall be effective as specified without acknowledgement or other action on the part of Lessee or Lessor.


SECTION 7.4 BOND PROCEEDS

     A. The proceeds from the sale of the Bonds shall be deposited in the Series 1980 Construction Fund (hereinafter referred to as "Construction Fund"), except the (1) accrued interest which shall be deposited in the Interest and Sinking Fund and $ -O- shall be deposited in the Reserve Fund. From the bond proceeds Lessor shall make payments as required for outlays in the acquisition and construction of the Engineering Building including redemption, payment and discharge of interim financing obligations. All items for which Lessee may seek reimbursement and all such further expenditures required to complete the Engineering Building and make payment therefor shall be approved for payment by the City Council of Lessor only upon approval and recommendation for payment by Lessor's City Manager.

     B. Any and all amounts which may remain from the proceeds of the sale of the Bonds after all the aforementioned obligations have been discharged thereby shall be used, to the nearest multiple of $5,000, for the purchase and redemption of Bonds of said Series in the open market or, of no bonds available at a reasonable price any remaining proceeds shall be transferred into the Interest and Sinking Fund provided for in said Bond Ordinance.


7.5  NET RENT

     A. For and in consideration of Lessor's performance of its obligations hereunder and Lessee's enjoyment of its rights pursuant to the provisions hereof, cumulative of and in addition to all other rentals, fees or payments for which Lessee is obligated to Lessor under Part I. of this Agreement, Lessee further agrees to pay Lessor additional rentals known as "Net Rent" as follows:

          (1) On or before the 15th day of January 1981, and on or before the 15th day of each month thereafter, a sum of money equal to (a) one-sixth of the interest installment next to become due on the Bonds; and (b) one-twelfth of the amount of principal to become due on the next succeeding principal maturity date; and (c) the amount, if any, required to be deposited in the Reserve Fund by Section 14 of the Bond Ordinance.


          (2) On the first day of the month next preceeding an interest payment date, the Lessor shall render a bill for charges as may be imposed on Lessor by the paying agent or agents performing such services under such Bonds and any other expense necessary and incident to the payment thereof and such amount shall be paid by the Lessee within 15 days.

For the convenience of the parties a schedule of Bond requirements referred to in subparagraph (1) above is to be attached hereto and marked "Attachment B" when Bonds are issued as contemplated by Section 7.2 hereof. It is provided, however, if at any time Lessor or any successor to Lessor, with its own funds or with funds available to it from sources other than Net Rent, shall prepay and retire or make cash provision for the payment and retirement of any or all of the Bonds, or shall deliver to the holders of the Bonds or any part thereof other and different Bonds of the Lessor or of its successor in exchange for such Bonds so that no payment of principal and interest shall be due on all or such part of the Bonds, Lessee shall, nevertheless, make payments of Net Rent under this Section at the same times and in the same amounts as would be payable under such Section if the Bonds were still due and outstanding and were bearing interest in the normal course of their maturities.


SECTION 7.6 PAYMENT OF RENTAL

     A.   Net Rent shall be paid without further notice or billing.

     The Lessee shall in no way be responsible for the application by Lessor of such Net Rent made by Lessee.

     B. Lessee may tender Lessor Bonds of the issue herein referred to (provided all unmatured interest coupons are attached) for application on amounts otherwise required to be paid by Lessee as Net Rent under the provisions hereof. In such event, Lessor shall cancel such tendered Bonds and credit Lessee
(i) for the face value of such Bonds in each of the billings which would otherwise reflect amounts needed to retire the principal thereof had they remained outstanding and (ii) for all interest which would have accrued on such tendered Bonds to maturity had they remained outstanding.

     C. It is the intention of the parties that the Net Rent payable by Lessee shall be equal to the amount necessary to enable Lessor to establish and maintain a Reserve Fund and to enable Lessor to retire the Bonds as they mature, together with interest thereon as it accrues, and together with the expenses related thereto, at no cost to Lessor and it is acknowledged by Lessee that the Bonds will be purchased in reliance upon the unconditional obligation of the Lessee to pay Net Rent once such Bonds are issued and become outstanding; that regardless of any other provision in this Agreement, Lessee shall on the dates indicated on Attachment B make payments to the Lessor in the amount of such Net Rent until the Bonds have been paid and retired, and no default by the Lessor shall excuse performance by the Lessee of this obligation. It is provided, however, that nothing contained in this Section shall be construed to release the Lessor from the performance of any of the agreements on its part contained in this Lease, and in the event the Lessor shall fail to perform any of such agreements, the Lessee may institute such action against the Lessor as the Lessee may deem necessary to compel performance or recover its damages for nonperformance and may pursue any other lawful remedy, so long as such action shall not do violence to the agreement of Lessee to pay the Net Rent hereunder in the amounts and at the time stated.


SECTION 7.7 APPLICATION OF NET RENT TO PAYMENT OF BONDS

     A. Lessor agrees to provide a special fund for the Bonds into which all payments received from Lessee as Net Rent (under Sinking Fund and the Reserve Fund as required by the Bond Ordinance and used for no purpose other than for the payment, security, retirement and redemption of such Bonds, and interest thereon, or bonds issued on a parity therewith in accordance with the terms and provisions of the Bond Ordinance. All sums received from the purchasers of the Bonds as accrued interest thereon to date of delivery shall be placed in the Interest and Sinking Fund and applied in reduction of payments to be made with respect to the first semiannual interest installment on the Bonds. Subject to the provisions of paragraphs B and C of Section 7.6 hereof, any and all proceeds from the sale of the Bonds which may remain unexpended upon final completion of the Engineering Building and payment of all proper costs incidental thereto, shall be transferred to and deposited in the Interest and Sinking Fund and applied in reduction of next monthly rental payment or payments otherwise required of Lessee following such transfer of funds.

     B. Any and all payments received by Lessor from Lessee as Net Rent shall be irrevocably pledged to and shall be deposited in the Interest and Sinking Fund established by the Bond Ordinance. Any and all payments received as Reserve Fund payments shall be deposited in the Reserve Fund.

     C. It is agreed that the official depository of Lessor shall be the custodian of the Interest and Sinking Fund and that prior to each principal and interest maturity date it shall be the duty of Lessor to withdraw from said fund and place with the paying agent bank money sufficient in the amount to pay the principal and interest installments which will be due on such maturity date.


SECTION 7.8 SECURITY FOR FUNDS

     All amounts deposited into the Interest and Sinking Fund and Reserve Fund for the payment and security of Bonds and additional bonds shall be kept separate and apart from all other City funds and continuously secured by valid pledge of direct obligations of or obligations unconditionally guaranteed by the United States of America having a par value, or market value when less than par, exclusive of accrued interest, at all times at least equal to the amount of money deposited in said fund to the extent the same are not covered by F.D.I.C. insurance or secured as trust fund deposits. All sums of money deposited in said funds shall be held as a trust fund for the benefit of the holders of the Bonds and additional bonds, the beneficial interest in which shall be regarded as existing in such bondholders.


SECTION 7.9 TITLE TO FACILITIES IN LESSOR

     The parties hereby confirm and agree that title to the Engineering Building (or any portion thereof) which may be constructed on or before the date of this Agreement is vested in Lessor subject to Lessee's possessory rights and that title to any such facilities (or any portions thereof) which may be constructed or completed after the date of this Agreement shall vest in Lessor as the same are affixed to the land, subject to such possessory rights of Lessee.


SECTION 7.10 DESTRUCTION OF PREMISES, CONDEMNATION OF PREMISES

     During the time any Bonds or obligations issued by the City payable from any revenues obtained by reason of this Agreement (herein sometimes referred to as "Additional Bonds") are outstanding then as to the Engineering Building, the provisions of this Section (and not Section 1.18 or 1.20) shall control where all or substantially all of the Engineering Building are (1) destroyed by an insured casualty or (2) taken under color of governmental authority in the exercise of the power of eminent domain.

     Where this Section applies, the Leasee may elect whether the insurance or condemnation proceeds will be applied (1) to the reconstruction or relocation of the Engineering Building or (2) applied to the payment and retirement of Bonds or Additional Bonds provided that if such proceeds and the amount then on hand in the funds created for the benefit and payment of the Bonds and Additional Bonds are not sufficient to finally pay such obligations, the Leasee shall forthwith pay the deficiency into the Interest and Sinking Fund created for the security of the Bonds and Additional Bonds.

     In no event shall the destruction of or condemnation of all or any part of the Engineering Building or any other event cause a change or reduction in the obligation of the Leasee to pay Net Rent in an amount adequate to pay the principal of, interest on, the Reserve Fund requirements and the fees of the paying agent with respect to the Bonds and Additional Bonds.


SECTION 7.11 PROVISIONS OF PART I. MADE APPLICABLE

     Except as to the terms of the lease and renewals thereof (contained in Section 7.1) and the provisions relating to insurance and condemnation (as contained in Section 2.11) - which provisions shall always control as to the Engineering Building while Bonds are outstanding, all of the provisions of Part
I. of this Agreement shall also be applicable to the Engineering Building and for the purposes of Part I., the same shall also be considered as Maintenance Facilities thereunder upon completion of the Engineering Building or their occupancy by the Lessee, whichever shall first occur.

SECTION 7.12 CONSTRUCTION FUND

     All proceeds of Bonds or additional bonds not required by the ordinance authorizing their issuance or the other provisions of Part VII. of this Agreement to be deposited in some other fund or funds, shall be deposited in the Construction Fund with the City's depository bank.

     Disbursements from the Construction Fund and investment of moneys therein, pending the use thereof for authorized purposes, shall be governed by an escrow agreement by and between the City and the depository bank. With respect to the Bonds, the Mayor is hereby authorized and directed to execute an appropriate escrow agreement, which shall be subject to approval by the City Attorney and the Lessee, which agreement shall be in customary terms and:

     (1) not be in conflict with any provisions of the Bond Ordinance or this Agreement; and

     (2)  provide:

          (a) funds may be disbursed only for the purpose of paying the cost of construction and acquisition of the Engineering Building until the costs to be provided by the bond proceeds have been paid, and then as provided in this instrument and the Bond Ordinance.

          (b) funds may be disbursed upon approval of the same by a representative of the Lessor and Lessee; that the representative of the Lessor shall be the person acting as the City Manager of the City of Greenville, Texas.

     (3) no change order may be executed, during the construction of the project, which increases the amount of any contract to be paid by the City unless the same has been approved by the City Council; nor shall any payment be made under any contract until such contract has been approved by the City Council.


SECTION 7.13   PLANS AND SPECIFICATIONS, APPROVALS, CONSTRUCTION, CHANGES,
               CONTRACTS

     (a) The Engineering Building Facilities shall be acquired, constructed, installed, fabricated and equipped in accordance with plans and specifications approved by the City and the Lessee.

     Lessee shall prepare final plans and specifications of the Facilities, which shall be submitted by Lessee to the City for approval, and construction shall be substantially in accordance with such plans and specifications as may be approved by the

City with such changes as may be reasonably requested by Lessee and approved by the City.

     (b) Upon completion of the final plans and specifications of the Facilities and approval of the same, bids will be taken by the City for construction, acquisition, and/or fabrication of the Facilities based on such plans and specifications. Following the receipt of bids from responsible bidders, the City and Lessee will consider and approve such bids, and contracts will then be awarded by the City to install, construct, fabricate and equip the Facilities. Lessee may, with the City's prior approval, enter into contracts for the design work and for the preparation of the preliminary and final plans and specifications for the Facilities prior to the time that proceeds from the sale of the Bonds are available.

     (c)  Whenever approval of either the City or Lessee is required in this
Section 7.13, such approval shall not be unreasonably withheld by either the City or the Lessee; provided, however, nothing herein shall be construed as requiring the City to undertake any such project.

     (d) Contracts relating to the construction, acquisition, equipping, fabrication or installation (or purchases in connection therewith) of the Facilities shall include appropriate provisions for expediting the work and for performance and payment bonds so as to assure completion by specified performance dates and to protect the Facilities against liens, such bonds to name the City as the beneficiary thereof.

     (e) All necessary approvals from governmental agencies shall be obtained prior to acquiring, constructing, fabricating, equipping or installing the Facilities, and such improvements shall be acquired, constructed, fabricated, equipped or installed in compliance with all state and local laws, ordinances and regulations applicable thereto. Upon completion of the Facilities, all required occupancy permits and authorizations from appropriate authorities contemplated by Lessee shall be obtained by Lessee. All changes, alterations, extras or additions (hereinafter in this subsection (e) called "changes") to or from and contracts or purchase orders executed or entered into pursuant to the provisions of this Article VI. shall be approved in advance by the parties hereto. All requests, approvals and agreements required shall be in writing and signed by a duly designated representative of the party making such request, granting such approval or entering into such agreement. All changes to the Facilities may be made after consultation with and approval by the Lessee.

     (f) It is expressly agreed and understood that the City will not and shall not be required to expend any of the proceeds of the Bonds for any purposes, or in any amounts which are contrary to the terms of the Bond Ordinance.

SECTION 7.14 INSUFFICIENCY IN FUNDS

     In the event the proceeds from the sale of the Bonds are insufficient to pay Construction Costs in full, then the Lessee shall pay the amount of the insufficiency.


SECTION 7.15 EFFECTIVENESS OF PART VII.

     This Part VII. shall be effective from and after the date the Revenue Bonds (contemplated in Section 7.2 hereof) are sold by the Lessor.

     In the event additional facilities are to be hereafter constructed (as contemplated by Section 2.14) the approval of the Lessee of the interest rates and other terms and conditions thereof shall be approved by the Vice President of the Lessee.



ATTEST:                                      CITY OF GREENVILLE


/s/ Irene Wilson                             /s/ William F. Elkins
- ----------------------------                 ----------------------------
     City Clerk                                         Mayor




APPROVED AS TO FORM:


/s/ Debra Adami
- ----------------------------
     City Attorney



ATTEST:                                      E-SYSTEMS, INC.


/s/ Joe D. Reynolds                          /s/ A. L. Lawson
- ----------------------------                 ----------------------------
     Assistant Secretary                     Vice President

STATE OF TEXAS )

COUNTY OF HUNT )


     BEFORE ME, the undersigned authority in and for Hunt County, Texas, on this day personally appeared A. L. Lawson of E-SYSTEMS, INC., known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the VICE PRESIDENT of E-SYSTEMS, INC., and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated as the act and deed of E-SYSTEMS, INC.

     GIVEN UNDER MY HAND AND SEAL of office this the 2nd day of
February, 1981.


[SEAL]

                                             /s/ Betty English
                                             ----------------------------
                                             Notary Public in and for
                                             Hunt County, Texas




STATE OF TEXAS )

COUNTY OF HUNT )



     BEFORE ME, the undersigned authority in and for Hunt County, Texas, on this day personally appeared William F. Elkins of the City of Greenville, Texas, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the Mayor of the City of Greenville, Texas, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated as the act and deed of the City of Greenville, Texas.

     GIVEN UNDER MY HAND AND SEAL of office this the 3rd day of
February, 1981.



[SEAL]
                                             /s/ Irene Wilson
                                             ----------------------------
                                             Notary Public in and for
                                             Hunt County, Texas

                              1977 LEASE AGREEMENT


     THIS AGREEMENT OF LEASE dated as of October 1, 1977, between the CITY OF GREENVILLE, TEXAS, a municipal corporation of the State of Texas (herein referred to as "Lessor"), and E Systems, Inc., a Delaware Corporation (herein referred to as "Lessee");

                              W I T N E S S E T H:


     WHEREAS, Lessor owns and operates an airport in Hunt County, Texas, known as Majors Field (herein referred to as the "Airport")

     WHEREAS, Lessee is engaged in the business of aircraft maintenance and modification, including the design, manufacture and installation of communication, navigation and guidance systems for commercial, military and publicly owned aircraft; and

     WHEREAS, Lessor and Lessee have heretofore entered into certain leases (which are described in Section 6.6) with respect to certain premises at the Airport which are consolidated, restated and amended by this instrument; and

     WHEREAS, it is the intention of the parties that title to any improvements heretofore or hereafter constructed by Lessee on such lease premises shall vest in Lessor as the same are affixed to the land and that possession thereof shall revert to Lessor at the expiration or earlier termination of the several and separate tenancies created under this agreement; and

     NOW, THEREFORE, the parties hereto, for and in consideration of the mutual covenants herein contained, agree with respect to the several and separate tenancies hereinafter more particularly identified as follows:

                                     PART I

                          AIRCRAFT MAINTENANCE PREMISES

SECTION 1.1    PREMISES - DEMISE

     (a) Effective as of the date hereof, Lessor hereby leases and rents and Lessee hereby hires and takes for its exclusive use those certain premises, indicated as Tracts A & B on Exhibit A attached hereto, consisting of an area of approximately 534.88 acres, and the improvements thereon, such premises and improvements being herein collectively referred to as the "Maintenance Premises", which are further described the legal description set forth in Exhibit B.

     (b) Effective as of the date hereof, Lessor hereby leases and rents and Lessee hereby hires and takes for its non-exclusive use those certain premises indicated as Tract C on Exhibit A attached hereto, consisting of approximately
720.02 acres, and the improvements thereon, such premises and improvements being the runways, aprons, and taxiways being herein collectively referred to as Base Facilities and further described in the description set forth in Exhibit C.

     (c) The Maintenance Premises and the Base Facilities are collectively referred to as the Premises. The term Airport includes the Premises as well as other properties located upon the land within the boundaries set forth in Exhibit D.

SECTION 1.2    TERM

     The initial term of the tenancy created under this Part I shall commence on the date hereof and expire on August 31, 1981. Lessee shall have the option to renew such term for three consecutive five year terms on the same terms and conditions, except for such right of renewal and except that during each such renewal term Lessee shall pay ground rental only, as provided in Section 1.3 hereof. Lessee shall not be deemed to have exercised the foregoing option unless notice of the exercise of the option has been received not less than sixty (60) days before the expiration of the initial term and hereafter such notice has been received not less than sixty (60) days before any extension under said option.

SECTION 1.3    GROUND RENTAL

     (a) Commencing on the first day of the month immediately following the execution hereof by both parties, and continuing until December 31, 1980, Lessee shall pay ground rental for the Maintenance Premises in monthly installments of $30,725 as Ground Rent, and thereafter from January 1, 1981 through August 31, 1981 (and any lease extensions) the Lessee shall pay as ground rental for the Maintenance Premises in monthly installments of $725 as Ground Rent.

     (b) In the event Lessor shall issue revenue bonds and using the proceeds thereof shall reimburse Lessee its costs, as approved by Lessor, which were incurred in the construction of improvements on the Additional Maintenance premises, provision for debt service on such bonds through payment by Lessee of additional rental shall be as provided in Part II of this Agreement.

SECTION 1.4    USE OF PREMISES AND AIRPORT

     Lessee shall have the exclusive use (subject to the provisions hereof) of the Maintenance Premises and the non-exclusive use of the Base Facilities.

SECTION 1.5    LESSEE'S IMPROVEMENTS

     Lessee shall have the right to construct additional maintenance facilities on land described in Exhibit B in accordance with the plans and specifications approved by Lessor, as are appropriate for the use thereof for the purposes authorized under Section 1.4, above, including aircraft hangar and maintenance facilities and aircraft and vehicular parking areas.

SECTION 1.6    ACCESS TO PREMISES

     Lessee shall have full and unrestricted access to and egress from the Maintenance Premises for Lessee, aircraft owned by Lessee, its employees, passengers, guests, patrons, invitees, suppliers of materials and furnishers of service, its or their equipment, vehicles, machinery and other property without charge to Lessee or such other enumerated parties except for such charges to be paid by Lessee as are expressly provided for in this Part I.

SECTION 1.7    ASSIGNMENT AND SUBLETTING

     (a) No assignment or subletting pursuant to this Section 1.7 shall release Lessee from its obligations under this Part I. Lessee shall have the right to assign its rights and interest under this Part I to any parent, subsidiary, affiliated or successor corporation. The consent of Lessor thereto shall not be required but due notice thereof shall be given Lessor within 60 days after any such assignment is executed.

     The Lessee may assign or sublet to any party (not a parent, subsidiary, affiliated or successor corporation) of the Maintenance Premises only with the written consent of the Lessor. Such consent shaLl not be arbitrarily withheld.

     (b) Any corporation affiliated with, subsidiary of or successor to Lessee shall have the right to use the Maintenance Premises in the same manner and to the same extent as Lessee without the payment of any additional rental, fees or charges to Lessor therefor.

SECTION 1.8    RULES AND REGULATIONS

     Lessor may adopt and enforce reasonable rules and regulations, which Lessee agrees to observe and obey, with respect to the use of the Base Facilities, which shall provide for the safety of those using the same; provided that such rules and regulations shall be consistent with safety and with rules, regulations and orders of the Federal Aviation Administration with respect to aircraft operations at the Base Facilities and provided further that such rules and regulations shall not be inconsistent with the provisions of this Agreement.

SECTION 1.9    NOTICES

     Notices provided for in this Agreement shall be sufficient if sent by registered or certified mail, postage prepaid, addressed, if to Lessor, to City of Greenville, Attention: City Manager, P. O. Box 1049, Greenville, Texas 75401; and if to Lessee, to E Systems, Inc., Attention: General Manager, P. O. Box 1056, Greenville, Texas 75401, or to such other respective addresses as the parties may designate in writing from time to time.

SECTION 1.10   QUIET ENJOYMENT, USE

     Upon and subject to the other terms and provisions hereof and unless a material default shall have occurred hereunder, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Premises for any lawful purpose, incident and related to the Lessee's business operations.

SECTION 1.11   INGRESS AND EGRESS

     (a) As to all Premises hereunder, the Lessee and its officers, employees, invitees, guests, and suppliers of materials and furnishers of services, shall have the right of free and uninterrupted ingress and egress between the Premises and any public street or roadway outside the Airport by means of the roadways leading to and from the Airport.

     The use of such roadways within the Base Facilities shall be subject to the reasonable rules and regulations of the Lessor now in effect or which may hereafter be promulgated, for the safe and efficient operation of the Base Facilities. In any event the Lessee and its officers, employees, guests, invitees, suppliers of materials and furnishers of services shall have at all times free and unrestricted and uninterrupted vehicular ingress and egress to and from the Maintenance Premises.

     (b) The Lessor may, at any time, temporarily or permanently, close, or consent to, or request the closing of, any such roadway and any other area within the Base Facilities presently or hereafter used as such, so long as a reasonably equivalent means of ingress and egress, as provided above, remains available to Lessee. Lessee hereby releases and discharges the Lessor, its successors and assigns, of and from any and all claims, demands or causes of action Lessee may have against the Lessor by reason of the exercise of any of the powers reserved to the City under this subsection.

SECTION 1.12   UTILITY SERVICES RELATED TO THE MAINTENANCE PREMISES

     (a) Included in the Construction Costs of the Maintenance Premises shall be all amounts necessary to provide connection costs to Lessor owned and operated utility services (electric, water and sewer) to the Maintenance Premises. Lessee will provide at no cost to the Lessor all other utilities required or desired for the Maintenance Premises. Lessee will pay all bills for water, light, heat, electricity, sewer, gas and other utility services used on the Maintenance Premises during the term of this Agreement. Charges for Lessor owned and operated utilities shall be at the same rates which are charged other customers in the same classification as Lessee.

     (b) No failure to furnish, or no delay or interruption in, any utility service or services, whether such service or services shall be supplied by the Lessor or by others, shall relieve or be construed to relieve the Lessee of any of its obligations hereunder, or shall be construed to be an eviction by the Lessor, or shall constitute grounds for any diminution or abatement of the Ground Rent or the Net Rent payable under this Agreement, or grounds for any claim by the Lessee for damages, consequential or otherwise, except when resulting from the willful failure of the Lessor to furnish or suppLy such services, if any (except where the Lessee is in default in the payment of rentals). It is provided, however, that nothing herein shall diminish or abate the requirement herein that Net Rent shall be paid unconditionally.

     (c) Nothing in this Agreement shall be construed as limiting the right of the Lessor to disconnect or discontinue utility service or services if Lessee fails to pay the established rates and charges (as contemplated by the paragraph
(a) of this Section) but such remedy shall be in addition to other remedies provided herein.

SECTION 1.13   CARE, MAINTENANCE AND REPAIRS OF PREMISES

     (a) The Lessee shall at all times keep in a clean and orderly condition and appearance of the Maintenance Premises, and all of the Lessor's fixtures, equipment and personal property which are located in or upon any part thereof.

     (b) The Lessee shall paint, repair, replace or rebuild all or any part of the Maintenance Premises, interior or exterior, structural or non-structural, which may be damaged or destroyed. The Lessee shall have the right to apply available insurance proceeds to such purposes as contemplated by Section 1.18 or
Section 1.19 hereof.

     (c) Additionally the Lessee shall take good care of the Maintenance Premises; shall maintain the same at all times in good condition; shall make all repairs and replacements inside and outside, ordinary or extraordinary, structural or otherwise which repairs and replacements by the Lessee shall be in first class quality; and shall pay promptly the costs and expenses of such repairs, replacements and maintenance.

SECTION 1.14   SERVICES TO AIRPORT USERS, DISCRIMINATION

     The Lessee, in its operation of the Maintenance Premises or in the use of any portion of the Premises or in exercise of any privileges under this Agreement, shall not on the grounds of race, creed, color or national origin discriminate or permit discrimination against any person or group of persons in any manner whatsoever.

SECTION 1.15   GOVERNMENTAL REQUIREMENTS, CITY REGULATIONS

     (a) The Lessee shall comply with any applicable Federal Aviation Regulations, as the same may be amended from time to time, and any other present or future laws, rules, regulations, orders or directions of the United States of America, or the State of Texas, which from time to time may be applicable to the Lessee's operations hereunder.

     (b) The Lessee shall procure from all governmental authorities having jurisdiction of the operations of the Lessee hereunder, all licenses, franchises, certificates, permits and other authorization which may be necessary for the conduct of such operations, and it shall comply with all laws and lawful ordinances, and governmental rules, regulations and orders during the term of this Agreement which from time to time may be applicable to the Lessee's operations on the Maintenance Premises.

     (c) The Lessee covenants and agrees to observe and obey (and to require its officers and employees to observe and obey and to exercise its best efforts to require guests and invitees and those doing business with it to observe and obey) the reasonable rules and regulations of the Lessor (including amendments and supplements thereto) governing the conduct and operations of the Lessee and others on the Base Facilities, and such future reasonable rules and regulations as may, from time to time during the term hereof, be promulgated by the Lessor for reasons of safety, health, sanitation and other order; provided that any such rules and regulations shall not be inconsistent with the provisions of this Agreement or with the rules and regulations of the Federal Aviation Administration. The obligation of the Lessee to exercise its best efforts to require such observance on the part of its guests, invitees and business visitors shall apply only while such persons are on the Base Facilities.

     (d) With respect to the Base Facilities, any license, franchise, certificates, permits or other authorizations shall be obtained in the name of the Lessor.

SECTION 1.16   PROHIBITED ACTS

     (a) The Lessee shall commit no nuisances (as defined in Article 4477-1, Section 2, V.A.C.S.) on the Premises, and shall not do or permit to be done anything which may result in the creation or commission or maintenance of a nuisance thereon.

     (b) The Lessee shall not permit a lien or liens to become attached to the remainder interests of the Lessor, or upon the leasehold intent of the Lessee, without the consent of the Lessor, or suffer or permit a lien or liens for taxes to be imposed or attached thereto, unless Lessee is contesting in good faith the tax or claim that is the basis of the lien, in which event Lessee shall dissolve the lien or stay or prevent its foreclosure by bond or other appropriate legal procedure. The City shall cooperate with the Lessee in the protest or defense of any unjust claim or levy of tax upon the Lease Premises or the leasehold interest of the Lessee.

SECTION 1.17   INSURANCE RELATING TO MAINTENANCE PREMISES

     (a) During the acquisition, construction, fabrication and installation period and until the Maintenance Premises or any part thereof are occupied, the Lessor shall provide, or cause to be provided, builder's risk insurance as to all items of construction and all other insurance as to other items required and reasonably obtainable with responsible insurers to insure against risks of loss or damage to such facilities, so as to protect the interest of the Lessor, the Lessee, contractors and suppliers therein. During such period the Lessor shall also maintain, or cause the contractors or suppliers to maintain, liability insurance, which shall comply with the requirements of paragraph iii, below.

     Immediately prior to occupancy of all or any part of the Maintenance Premises, the Lessee shall obtain and thereafter maintain or cause to be maintained, with responsible insurers, the following kinds and the following amounts of insurance, with such variations as shall reasonably be required to conform to applicable standard or customary Texas insurance provision, to wit:

     (i) with respect to every structure and the contents and fixtures thereof constituting part of the Maintenance Premises, multi-risk insurance on each structure and its fixtures and contents, covering direct physical loss or damage (including the cost of removal of debris) to such structure and its fixtures and contents, in such amount and of such character as, under the terms and provisions thereof, will provide a recovery, in the event of the occurrence of any loss or damage from an insured cause, equal to the full amount of loss or damage on a replacement cost basis up to the amount reasonably obtainable as the maximum probable loss or damage (including the cost of removal of debris) to such structure and its fixtures and contents from any such cause; provided, however, that Lessee's insurance may contain a co-insurance clause providing for coverage of not less than eighty per cent (80%) of such replacement cost and a deductible not exceeding One Hundred Thousand Dollars ($100,000) respecting any one casualty. The risks to be insured against pursuant to this paragraph are the risks against direct physical damage or loss from fire and so-called extended coverage periods to the extent such coverage is reasonably obtainable;

     (ii) on all other structures to become part of the Maintenance Premises during the construction or reconstruction thereof by the Lessee, such builder's risk insurance as is customarily carried by others with respect to similar construction or reconstruction, but the Lessee shall not be required to maintain any such insurance to the extent that such insurance is carried by contractors for the benefit of the Lessee and the Lessor;

     (iii) public and other liability insurance of such character and amount as shall be reasonably adequate to insure the Lessor and the Lessee against risks to which the Lessor and/or the Lessee may reasonably be or become subject in the operation, construction or reconstruction of the Maintenance Premises, but the Lessee shall not be required to maintain any such insurance to the extent that such insurance is carried for its benefit by any licensee or other person operating, occupying or using any part of the Maintenance Premises or by contractor. Initially, such insurance shall provide coverage of not less than Five Hundred Thousand Dollars ($500,000) for injury to or death of a person or persons in any one occurrence and not less than One Hundred Thousand Dollars ($100,000) for damage to property in any one accident, with a deductible for such occurrence or accident in a reasonable amount at Lessee's option; and

     (iv) such workmen's compensation or employer's liability insurance as may be customarily carried or required by law and such other insurance as is customarily carried by others engaged in business similar to Lessee.

     (b) All policies evidencing insurance maintained or caused to be maintained by the Lessee with respect to the Maintenance Premises shall be issued by the home office of the insurer(s) or by a duly authorized agent of the insurer(s) and shall name the Lessor and the Lessee as insureds, as their interest shall appear, and shall be deposited with the Lessee but subject to inspection and examination by the Lessor. Any such insurance may be written in blanket policies issued to Lessee covering other property and operations so long as the Maintenance Premises are specifically stated to be covered in such policies. All proceeds from claims shall be paid directly to the Lessee. The Lessor shall have the right and is hereby authorized in its own name to demand and sue, collect and receive claims and moneys hereunder if Lessee fails to do so. The net proceeds of any and all such insurance required by paragraph (i) and (ii) of subsection (a), above, shall be applied as prescribed in Section
1.18 below.

SECTION 1.18   DAMAGE, DESTRUCTION, DISPOSITION OF INSURANCE PROCEEDS

     (a) In the event the Maintenance Premises or a substantial part thereof are damaged or destroyed by an insured casualty, the following provisions shall be applicable:

     (i) the Lessee shall have the right to determine whether the Maintenance Premises should be reconstructed or repaired. If the Lessee elects not to reconstruct or repair the Maintenance Premises, any insurance proceeds shall be paid to and retained by the Lessor and this Part I of the Agreement and all unaccrued obligations thereunder shall thereupon be terminated. If the Lessee elects to reconstruct or repair the Maintenance Premises and if the insurance proceeds are sufficient to reconstruct or repair the Maintenance Premises or if the insurance proceeds are insufficient and the Lessee agrees to bear and pay the deficiency, the insurance proceeds and the amount paid by the Lessee shall be applied to the repair or restoration of the Maintenance Premises, in accordance with the original plans and specifications, together with any alterations or modifications made or agreed upon prior to the casualty, or in accordance with new or modified plans and specifications, the alternative to be determined by the Lessee. If the said proceeds are in excess of the amount necessary for repair or restoration, any such excess shall be paid to and retained by the Lessee.

     (ii) Before any reconstruction or repair under this Section, Lessee shall submit plans and specifications to the Lessor for approval and construction shall be substantially in accordance therewith subject to such changes as may be reasonably requested by Lessee and approved by the Lessor. The Lessor reserves the right specifically to approve the contractor and/or the architect/engineer selected by the Lessee for such reconstruction or repair work.

     (iii) in the event the Maintenance Premises are damaged by an insured casualty, but the destruction is not all or substantially all of the Maintenance Premises, then the insurance proceeds shall be applied by the Lessor to the reconstruction and repair of the premises and the Lessee agrees to bear and pay the deficiency. The Premises shall be repaired or restored in accordance with the original plans and specifications, together with any alterations or modifications made or agreed upon by the parties hereto. If the proceeds of insurance are in excess of the amount required for such repair or restoration, any excess shall be paid to and be retained by the Lessee.

SECTION 1.19   MISCELLANEOUS INSURANCE COVENANTS

     (a) The Lessee shall, no later than the first day of January in each year during the term hereof, file or cause to be filed with the Lessor a certificate stating in reasonable detail the insurance with respect to the Maintenance Facilities then in effect pursuant to the requirements of Section 1.17 hereof or otherwise, and with respect to each policy the name of the insurer, the amount, policy number, premium, the expiration date, and the hazards covered thereby, and that the premium thereof has been paid; and whether the Lessee is then maintaining or causing to be maintained insurance conforming in all respects with the requirements of Section 1.17 hereof.

     (b) Any appraisal or adjustment of any loss, claim or damage under any policy of insurance with respect to the Maintenance Premises, and any settlement or payment of proceeds under any such policy which may be agreed upon between the Lessee and any insurer, shall be evidenced by a certificate of the Lessee filed with the Lessor, approving such appraisal, adjustment, settlement or payment as required and satisfactory in the interests of the Lessor and the Lessee.

     (c) Lessee's obligation under this Section shall not effect its right to carry additional insurance solely for its own account

     (d) In the event the Lessee fails to maintain or cause to be maintained the full insurance coverage required by this Agreement, the Lessor may (but shall be under no obligation to) obtain the required insurance coverage and pay the premiums for the same; and all amounts so advanced therefor by the Lessor shall become an additional obligation of the Lessee to the Lessor, which amounts, together with interest thereon at the rate of 10% per annum for the date of payment thereof, the Lessee agrees to pay upon demand.

SECTION 1.20   CONDEMNATION


     (a) In the event that title to or use of the Lease Premises or a substantial part thereof is taken under color of governmental authority and there are no bonds or additional bonds outstanding then the provisions of this Section shall govern. In the event there are bonds or additional bonds outstanding at the time title to or use of lease premises or a substantial part thereof is taken, under color of governmental authority, then the provisions of
Section 2.11 shall apply.

     (b)  In the event this Section is applicable, than the Lessee may:

          (i) request that the Maintenance Premises be rebuilt elsewhere and agree to pay any deficiency not covered by the condemnation proceeds as Ground Rent, or if such proceeds are in excess of the amount necessary for such purpose, any such excess shall be paid to the Construction Fund. The rebuilding of the Maintenance Premises shall be in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the taking, or in accordance with new or modified plans and specifications, the alternative to be determined by the Lessee. In the event of rebuilding under this paragraph, the Ground Rent shall abate as to any of the Leased Land rendered useless by the taking, as of the time of the taking, and the parties shall appropriately amend the description of the Leased Land and the new Ground Kent shall become effective as of the date the Lessee is given beneficial use of the rebuilt Maintenance Premises.

          (ii) or cancel the lease, in which event, all Condemnation proceeds shall be paid to the Lessor.


     (c) Tn the event that title to or use of less than a substantial part of the Leased Premises is taken by the power of eminent domain (that is, if the primary use of the Maintenance Premises is not substantially impaired by deletion of the part taken) the Lessee shall determine whether any rebuilding is necessary. Any condemnation proceeds not used for the purpose of rebuilding shall be applied until exhausted in reduction of the Ground Rent payable hereunder.

     (d) Section 2.14 hereof shall apply to any rebuilding under this Section, to the same extent as it applies to new construction undertaken by the Lessor.

SECTION 1.21   MISCELLANEOUS OPERATION PROVISIONS

     (a) With the prior written approval of the Lessor, Lessee may erect, maintain or display signs of advertising at or on the exterior parts of the Maintenance Premises or in or on the Leased Premises so as to be visible outside the Maintenance Premises. Exterior signs affecting public safety and security shall be subject to approval by Lessee and the Lessor. If the

Lessor has not given approval, as aforesaid upon receipt of notice the Lessee shall remove, obliterate or paint out any and all advertising, signs, posters and similar devices placed by the Lessee on the Maintenance Premises. In the event of a failure on the part of the Lessee so to remove, obliterate or paint out unapproved signs affecting public safety and to restore the necessary work and the Lessee shall pay the cost thereof to the Lessor on demand.

     (b) The Lessee shall maintain such obstruction lights and landing lights as the Lessor may install, and Lessor shall furnish and install the bulbs and furnish the electricity necessary for the operation thereof, and Lessee shall operate the same in accordance with the requirements of F.A.A. The Lessor hereby directs that all said lights shall, until further notice, be operated for a period commencing thirty (30) minutes before sunset and ending thirty (30) minutes after sunrise (as sunset and sunrise may vary from day to day throughout each year) and for such other periods as may be directed or requested by the control tower of the Airport. In addition, Lessee shall also provide and maintain fire protection and safety equipment at the Maintenance Facilities and all other equipment of every kind and nature required by any law, rule, order, ordinance or resolution of any governmental authority having jurisdiction over the Airport.

     (c) Except to the extent required for the performance of the obligations or the exercise of rights of the Lessee hereunder, nothing contained in this Agreement shall grant to the Lessee any rights whatsoever in the air space above the Maintenance Premises in excess of a height set forth in the plans and specifications for the Maintenance Premises.

     (d) All personal property and all property and installations (including trade fixtures) removable without material damage to the Maintenance Premises, which are installed by Lessee in or on the Maintenance Premises, shall be deemed to be and remain the property of the Lessee. All such property and installations may at Lessee's option be removed by Lessee from the Maintenance Premises at any time during the term of this Agreement, and, unless otherwise agreed in writing by the parties, shall be removed by Lessee at or before the expiration or other termination of the term of this Agreement provided that any damage to the Maintenance Premises caused by said removal shall be repaired by Lessee so as to return the premises to the Lessor in the same or similar condition as when entered by Lessee, reasonable wear and tear excepted. Any such property remaining on the Maintenance Premises beyond thirty (30) days thereafter shall be deemed to be abandoned by Lessee.

     (e) All water, gas, oil and mineral rights in and under the soil are expressly reserved by the Lessor.

     (f) Title to all existing permanent improvements on the Maintenance Premises and title to any permanent buildings or permanent structures hereafter constructed on such Maintenance Premises shall immediately vest in the Lessor as a part of the Airport.

SECTION 1.22   ADDITIONAL PROVISIONS FOR OPERATIONS

     Lessee agrees to operate and maintain that portion of said airport facility located and situated within the area described in Exhibits A and C (herein called Base Facilities) in conformity with each and all of the provisions and requirements set forth and referred to in paragraphs 6 and 22 of Part V of Federal Aviation Administration Form 5100-100, the same being and composing a part of the grant agreement entered into by and between Lessor and the United States of America, and which provides, among other things, for a grant of funds pursuant to Airport Development and Aid Program Project No. 7-48-0098-01 for the construction of certain improvements to said Base Facility, and reference to which being here made for all purposes as if the same were copied in their entirety herein, accepting hereby the same responsibilities and undertakings as Lessor assumes upon the execution of said grant agreement.

     It is understood and agreed that Lessee shall indemnify and hold harmless Lessor, and each and all of the officials, officers, agents, servants and employees of Lessor, from and against all claims and causes of action, damages, losses and expenses, including all costs of court and attorney's fees incidental thereto, arising out of or resulting from the undertakings specified and referred to in the preceding paragraph hereof by Lessee, any subcontractor thereof, anyone directly or indirectly employed by either of them, or anyone whose acts, errors or omissions any of them may be liable, which are caused in whole or in part by any error, omission or act of any of them.

     In a like manner, it is understood and agreed that Lessor shall indemnify and hold harmless Lessee, and each and all of the officers, agents, servants and employees of Lessee, from and against all claims and causes of action, damages, losses and expenses, including all costs of court and attorney's fees incidental thereto, arising out of or resulting from the operations of Lessor upon said Airport Facilities, or anyone directly or indirectly employed by it, or anyone whose acts, errors or omissions any of them may be liable, which are caused in whole or in part by any error, omission or act of any of them; excepting, however, any of those acts, errors or omissions set forth and specified in the preceding paragraph hereof.

     In connection with the obligations assumed by Lessee in the first paragraph of this Section, it is understood and agreed that in the event Lessor permits or agrees to permit third parties (other than those owning or operating aircraft exempted by said ADAP grant and Lessee's customers or guests) regular use (defined as aircraft parking by tenants on the airport or otherwise for in excess of three hours on any four days during any calendar month or four aircraft touchdowns from flight during any calendar month) of any facility within the area described in Exhibit A and C, Lessor shall impose (and, periodically, based on subsequent experience, adjust the amount of) uniform use fees which are sufficiently large to offset and reasonably anticipated increases in maintenance costs attributable to such third party use (but in no event above the levels which are competitive with those charged by similar airports in North and Central Texas for similar airport use). In determining the amount of such use fees,

Lessor shall have the right of examining relevant portions of Lessee's books and records, and such examination may only be conducted by Lessor's Director of Finance or a Certified Public Accountant (as designated by Lessor) having no conflict of interest with any such third party. It is understood and agreed that Lessor will use all due diligence (and Lessee will cooperate with Lessor as needed) in seeking and obtaining federal and state assistance to perform major renovation and/or upgrading of facilities on said tract provided local matching funds are made available by Lessor's Governing Body or are made available to said Governing Body by others. Lessee shall have the responsibility for collecting any use fees charged hereunder and depositing the same in the Construction Fund.

     It is further agreed that in case a building, buildings or other improvements are located on the land described in Exhibits A and B, the provisions of this paragraph shall control if the same are destroyed or damaged by fire, the elements or other disaster and for which insurance coverage is in effect as provided for in this Lease, or for which a third party shall have provided insurance coverage, Lessor, at the option of Lessee, will authorize the replacement or repair of said buildings or improvements, the same to be paid for out of the proceeds of the insurance as aforesaid, and the monthly rental will be proportionately abated with respect to the buildings or improvements, which Lessee is deprived of use for and during the period of disuse and pending their repair or replacement. Should buildings or other improvements be destroyed as aforesaid so as to make the premises, as a whole, unsuitable for Lessee's continued occupancy, Lessee may at such time cancel the herein Lease and thereafter all rights to Lessee's possession thereof shall at once cease and this lease shall terminate as to both parties.

     Lessee will assist Lessor in the updating of the airport layout plan required under the provisions of Paragraph 25 of Part V of said FAA Form 5100-100, and will not make or permit the making of any changes or alterations in said airport or any of its facilities other than in conformity with such airport layout plan as so approved by the Federal Aviation Administration, if such changes or alterations might adversely affect the safety, utility or efficiency of said airport.

SECTION 1.23   PROVISIONS FOR TESTING

     The provision of this Section shall be subordinate to the provisions of any existing or future agreement entered into between the Lessor and the United States to obtain Federal aid for the improvement or operation and maintenance of the airport.

     It is specifically understood and agreed that nothing herein contained shall be construed as granting or authorizing the granting of an exclusive right within the meaning of Section 308a of the Federal Aviation Act.

     The Lessor reserves the right to take any action it considers necessary to protect the aerial approaches of the airport against obstruction, together with the right to prevent the Lessee from erecting, or permitting to be erected, any building or other structures on the airport which, in the opinion of the Lessor, would limit the usefulness of the airport or constitute a hazard to aircraft.

     Lessee shall have the right to utilize the public air operations area in said Base Facilities in conjunction with the public, generally, for flight operations, aeronautical testing, electronic testing and other aviation related activities subject, however, to the same regulations, requirements and limitations lawfully imposed upon the public.

     In conjunction with its normal operations, Lessee shall have the right to temporarily obstruct for aircraft electronic testing or aircraft launch purposes, one of the runways or the south portion of the North-South parallel taxiway in said Base Facilities, (the North portion of this taxiway is permanently blocked) provided that during such periods the tower is manned and operating and provided the runway or taxiway is appropriately marked as obstructed, safety requirements of FAA and good practice are implemented, and (in the case of a runway) an alternate runway is available for aircraft traffic.

     Lessor shall not perform or suffer performance of any act on land in the Base Facilities owned or controlled by Lessor which would unreasonably interfere, or can be reasonably expected to interfere with, Lessee's said electronic or aviation operations in said Base Facilities.

     Lessor shall utilize said Tract only in a manner compatible with normal airport uses.

SECTION 1.24   ADDITIONAL COVENANTS

     The Lessee for itself, its successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this lease for a purpose for which a Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, the lessee shall maintain ad operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, Department of Transportation Subtitle A, Office of the Secretary,
Part 21, Nondiscrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     The Lessee for itself, its successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities,
(2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that the Lessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     That in the event of breach of any of the above nondiscrimination covenants. City of Greenville shall have the right to terminate the lease and to re-enter and repossess said land and the facilities thereon, and hold the same as if said lease had never been made or issued.

     Neither FAA approval of nor FAA consent to this lease shall be construed as a waiver or in abrogation of any right or power of the Federal Government under any existing or future lease, deed or other agreement of any kind, nor shall such action by FAA be construed as no more than a finding of no objection under then-current FAA policies, and shall not bar later action by the FAA to enforce, or have the airport owner enforce, FAA policies affecting the airport.

     It is further understood that such approval or other consent action by the FAA creates no contractual relationship between Lessee herein and the FAA.

                                     PART II


SECTION 2.1    LEASE OF ADDITIONAL MAINTENANCE PREMISES

     Effective as of the date hereof, (but subject to the provisions of Section
2.17 hereof) the Lessor hereby leases and rents and Lessee hereby hires and takes for its exclusive use those certain premises indicated as building 136B, 108 and 116 on Exhibit E attached hereto, consisting of an area of approximately 108,250 square feet, and the improvements thereon or to be constructed thereon, such premises and improvements being in this Part referred to as "Additional Maintenance Premises" which are further described in the legal description set forth in Exhibit E.

     The initial term of the tenancy created under Part II of this Agreement shall expire on August 31, 1989. Lessee shall have the option to renew such term for a period, during the time that the property tenancy created in Part I of this Agreement is in effect, ending August 31, 1996. During such renewal period, the Ground Rent specified in Section 1.3 shall also be the Ground Rent for the property covered by Part II of this Agreement. Lessee shall not be deemed to have exercised the foregoing option unless notice of the exercise of the option has been received not less than sixty (60) days before the expiration of the initial term.

SECTION 2.2    ADDITIONAL MAINTENANCE PREMISES

     The Additional Maintenance Premises consist of that additional land, improvements and structures located or to be located on the land described in
Section 2.1 subject to the provisions of Section 2.17 hereof, the parties mutually agree that Lessor shall proceed to issue and deliver its Revenue Bonds in the principal sum of $2,100,000 to provide for the cost of the construction of the improvements which constitute a part of the Additional Maintenance Premises. The proceeds of the sale of such Bonds shall be employed in the manner set forth in this Part and under the provisions of the ordinance authorizing such Bonds (hereafter called Bond Ordinance) it being the intent of the parties that said proceeds shall be used in accomplishing a complete financing of the intended Facilities including all improvements related or incidental thereto, as contemplated by the plans and specifications heretofore approved by Lessor and Lessee, including, further, reasonable items for contingencies, architectural and engineering fees, expenses of issuance of Bonds, fees of the fiscal agent retained to consult with the parties and arrange for the sale of the Bonds.

SECTION 2.3    ACCEPTANCE OF COVENANTS

     It is understood that upon the authorization of the issuance of Bonds, the Lessor, by approving the Bond Ordinance shall signify not only acceptance and final approval of these presents but also complete acceptance, awareness and final approval or the terms and conditions of said Bond Ordinance and the Bonds therein prescribed. By its acceptance Lessee acknowledges that the covenants of the Bond Ordinance constitute contractual arrangements between Lessor and the purchasers of the Bonds. It is further understood that Lessor, the purchasers of the Bonds and all others concerned in any manner with their issuance and the securities supporting them may rely upon certified copy of said resolution of Lessee's Board of Directors as conclusive evidence of Lessee's approval and acceptance hereof and the terms and conditions of said Bond Ordinance and the Bonds therein prescribed.

     Based upon such approvals of Lessee, Lessor agrees to do all things required by law and these presents to issue the Bonds and make delivery thereof to the purchasers in accordance with the terms of sale as promptly as practicable. Lessee understands that upon delivery of the Bonds to the purchasers the requirements for payment of Net Rent provided in Section 2.5 hereof shall be effective as specified without acknowledgement or other action on the part of Lessee or Lessor.

SECTION 2.4    BOND PROCEEDS

     A. The proceeds from the sale of the Bonds shall be deposited in the Construction Fund, except the accrued interest which shall be deposited in the Interest and Sinking Fund and $ -0- shall be deposited in the Reserve Fund.
From the bond proceeds Lessor shall make payments as required for all outlays in the acquisition and construction of the Additional Maintenance Premises including redemption, payment and discharge of interim financing obligations. All items for which Lessee may seek reimbursement and all such further expenditures required to complete the Additional Maintenance Premises and make payment therefor shall be approved for payment by the City Council of Lessor only upon approval and recommendation for payment by Lessors' Director of Community Development.

     B. Any and all amounts which may remain from the proceeds of the sale of the Bonds after all the aforementioned obligations have been discharged thereby shall be used, to the nearest multiple of $5,000, for the purchase and redemption of Bonds of said Series in the open market, of no bonds available at a reasonable price and any remaining proceeds shall be transferred into the interest and Sinking Fund provided for in said Bond Ordinance.

SECTION 2.5    NET RENT

     A. For and in consideration of Lessor's performance of its obligations hereunder and Lessee's enjoyment of its rights pursuant to the provisions hereof, cumulative of and in addition to all other rentals, fees or payments for which Lessee is obligated to Lessor under Part I of this agreement, Lessee further agrees to pay Lessor, additional rentals known as "Net Rent" as follows:

          (1) On or before the 15th day of January, 1978, and on or before the 15th day of each month thereafter, a sum of money equal to (a) one-sixth of the interest installment next to become due on the Bonds; and
     (b) one-twelfth of the amount of principal to become due on the next succeeding principal maturity date; and (c) the amount, if any, required to be deposited in the Reserve Fund by Section 14 of the Bond Ordinance.

          (2) On the 1st day of the month next preceding an interest payment date, the Lessor shall render a bill for charges as may be imposed on Lessor by the paying agent or agents performing such services under such Bonds and any other expense necessary and incident to the payment thereof and such amount shall be paid by the Lessee within 15 days.

For the convenience of the parties a schedule of Bond requirements referred to in subparagraph (1) above is to be attached hereto and marked "Attachment A" when Bonds are issued as contemplated by Section 2.2 hereof. It is provided, however, if at any time Lessor or any successor to Lessor, with its own funds or with funds available to it from sources other than Net Rent, shall prepay and retire or make cash provision for the payment and retirement of any or all of the Bonds, or shall deliver to the holders of the Bonds or any part thereof other and different Bonds of the Lessor or of its successor in exchange for such Bonds so that no payment of principal and interest shall be due on all or such part of the Bonds, Lessee shall, nevertheless, make payments of Net Rent under this Section at the same times and in the same amounts as would be payable under such Section if the Bonds were still due and outstanding and were bearing interest in the normal course of their maturities.

SECTION 2.6    PAYMENT OF RENTAL

     A.  Net Rent shall be paid without further notice or billing.

     The Lessee shall in no way be responsible for the application by Lessor of such Net Rent made by Lessee.

     B. Lessee may tender Lessor Bonds of the issue herein referred to (provided all unmatured interest coupons are attached) for application on amounts otherwise required to be paid by Lessee as Net Rent under the provisions hereof. In such event, Lessor shall cancel such tendered Bonds and credit Lessee (i) for the face value of such Bonds in each of the billings which would otherwise reflect amounts needed to retire the principal thereof had they remained outstanding and (ii) for all interest which would have accrued on such tendered Bonds to maturity had they remained outstanding.

     C. It is the intention of the parties that the Net Rent payable by Lessee shall be equal to the amount necessary to enable Lessor to retire the bonds as they mature, together with interest thereon as it accrues, and together with the expenses related thereto, at no cost to Lessor and it is acknowledged by Lessee that the Bonds will be purchased in reliance upon the unconditional obligation of the Lessee to pay Net Rent once such Bonds are issued and become outstanding; that regardless of any other provision in this Agreement, Lessee shall on the dates indicated on Attachment A make payments to the Lessor in the amount of such Net Rent until the Bonds have been paid and retired, and no default by the Lessor shall excuse performance by the Lessee of this obligation. It is provided, however, that nothing contained in this Section shall be construed to release the Lessor from the performance of any of the agreements on its part contained in this Lease, and in the event the Lessor shall fail to perform any of such agreements, the Lessee may institute such action against the Lessor as the Lessee may deem necessary to compel performance or recover its damages for nonperformance and may pursue any other lawful remedy, so long as such action shall not do violence to the agreement of Lessee to pay the Net Rent hereunder in the amounts and at the time stated.


SECTION 2.7    APPLICATION OF NET RENT TO PAYMENT OF BONDS

     A. Lessor agrees to provide a special fund for the Bonds into which all payments received from Lessee as Net Rent (under Section 2.5 hereof) shall be deposited (in the Bond Fund and the Reserve Fund) as required by the Bond Ordinance and used for no purpose other than for the payment, security, retirement and redemption of such Bonds, and interest thereon, or bonds issued on a parity therewith in accordance with the terms and provisions of the Bond Ordinance. All sums received from the purchasers of the Bonds as accrued interest thereon to date of delivery shall be placed in the Interest and Sinking Fund and applied in reduction of payments to be made with respect to the first semiannual interest installment on the Bonds. Subject to the provisions of paragraphs B and C of Section 2.6 hereof, any and all proceeds from the sale of the Bonds which may remain unexpended upon final completion of the Additional Maintenance Premises and payment of all proper costs incidental thereto, shall be transferred to and deposited in the Interest and Sinking Fund and applied in reduction of next monthly rental payment or payments otherwise required of Lessee following such transfer of funds.

     B. Any and all payments received by Lessor from Lessee as Net Rant shall be irrevocably pledged to and shall be deposited in the Bond Fund and Reserve Fund as required by the Bond Ordinance

     C. It is agreed that the official depository of Lessor shall be the custodian of the Interest and Sinking Fund and that prior to each principal and interest maturity date it shall be the duty of Lessor to withdraw from said fund and place with the paying agent bank money sufficient in the amount to pay the principal and interest installments which will be due on such maturity date.

SECTION 2.8    SECURITY FOR FUNDS

     All amounts deposited into the Interest and Sinking Fund and Reserve Fund for the payment and security of Bonds and additional bonds shall be kept separate and apart from all other City funds and continuously secured by valid pledge of direct obligations of or obligations unconditionally guaranteed by the United States of America having a par value, or market value when less than par, exclusive of accrued interest, at all times at least equal to the amount of money deposited in said fund to the extent the same are not covered by F.D.I.C. insurance or secured as trust fund deposits. All sums of money deposited in said funds shall be held as a trust fund for the benefit of the holders of the Bonds and additional bonds the beneficial interest in which shall be regarded as existing in such bondholders.

SECTION 2.9    PUBLIC NATURE OF ADDITIONAL MAINTENANCE PREMISES

     The Additional Maintenance Premises herein referred to are recognized by the parties and are hereby declared to be acquired and shall be used for public and governmental purposes and as matters of public necessity as contemplated by and defined in the Texas "Municipal Airport Act", the Bonds herein referred to shall therefore relate to public projects and facilities to be owned by City and to be operated on its behalf.

SECTION 2.10   TITLE TO FACILITIES IN LESSOR

     The parties hereby confirm and agree that title to all the Additional Maintenance Premises (or any portion thereof) which may be constructed on or before the date of this agreement is vested in Lessor subject to Lessee's possessory rights and that title to any such facilities (or any portions thereof) which may be constructed or completed after the date of this agreement shall vest in Lessor as the same are affixed to the land, subject to such possessory rights of Lessee.

SECTION 2.11   DESTRUCTION OF PREMISES, CONDEMNATION OF PREMISES

     During the time any Bonds or obligations issued by the City payable from any revenues obtained by reason of this Agreement (herein sometimes referred to as "Additional Bonds") are outstanding then as to the Additional Maintenance Premises, the provisions of this Section (and not Section 1.18 or 1.20) shall control where all or substantially all of the Additional Maintenance Premises are (1) destroyed by an insured casualty or (2) taken under color of governmental authority in the exercise of the power of eminent domain.

     Where this Section applies, the Lessee may elect whether the insurance or condemnation proceeds will be applied (1) to the reconstruction or relocation of the Additional Maintenance Facilities or (2) applied to the payment and retirement of Bonds or Additional Bonds provided that if such proceeds and the amount then on hand in the funds created for the benefit and payment of the Bonds and Additional Bonds are not sufficient to finally pay such obligations, the Lessee shall forthwith, pay the deficiency into the Bond Fund created for the Security of the Bonds and Additional Bonds.

     In no event shall the destruction of or condemnation of all or any part of the Additional Maintenance Premises or any other event cause a change or reduction in the obligation of the Lessee to pay Net Rent in an amount adequate to pay the principal of, interest on, the Reserve Fund requirements and the fees of the paying agent with respect to the Bonds and Additional Bonds.

SECTION 2.12   PROVISIONS OF PART I MADE APPLICABLE

     Except as to the terms of the lease and renewals thereof (contained in Section 2.1) and the provisions relating to insurance and condemnation (as continued in Section 2.11) - which provisions shall always control as to the Additional Maintenance Facilities while Bonds are outstanding, all of the provisions of Part I of this agreement shall also be applicable to the Additional Maintenance Facilities and for the purposes of Part I, the same shall also be considered as Maintenance Facilities thereunder upon completion of the Additional Maintenance Facilities or their occupancy by the Lessee, whichever shall first occur.

SECTION 2.13   CONSTRUCTION FUND

     All proceeds of Bonds or additional bonds not required by the ordinance authorizing their issuance or the other provisions of Part II of this agreement to be deposited in some other fund or funds, shall be deposited in the Construction Fund with the City's depository bank.

     Disbursements from the Construction Fund and investment of moneys therein, pending the use thereof for authorized purposes, shall be governed by an escrow agreement by and between the City and the depository bank. With respect to the Bonds, the mayor is hereby authorized and directed to execute an appropriate escrow agreement, which shall be subject to approval by the City Attorney and the Lessee, which agreement shall be in customary terms and:

     (1) not be in conflict with any provisions of the Bond Ordinance or this agreement; and

     (2)  provide:

          (a) funds may be disbursed only for the purpose of paying the cost of construction and acquisition of the Additional Maintenance Premises until all such costs have been paid, and then as provided in this instrument and the Bond Ordinance.

          (b) funds may be disbursed upon approval of the same by a representative of the Lessor and Lessee; that the representative of the Lessor shall be the person acting as the Director of Community Development of the City of Greenville, Texas.

     (3) no change order may be executed, during the construction of the project, which increases the amount of any contract to be paid by the City unless the same has been approved by the City Council; nor shall any payment be made under any contract until such contract has been approved by the City Council.

SECTION 2.14   CONSTRUCTION OF ADDITIONAL FACILITIES

     (a) Lessor may hereafter issue revenue bonds to reimburse Lessee for all outlays made by Lessee and approved by Lessor in connection with providing the improvements and related facilities, provided, however, that such bonds shall be issued only upon terms satisfactory to both Lessor and Lessee.

     (b) If and when Lessee desires additional facilities or improvements to be acquired and financed by the Lessor, Lessor and Lessee shall consult with a view to agreeing upon mutual satisfactory terms for such revenue bonds, including interest rate and arrangements assuring application of the proceeds thereof. Upon receiving a proposal satisfactory to it for the sale of such bonds, Lessor will inform Lessee of its terms, including the proposed effective interest rate thereon. Within 3 hours thereafter (Saturday and Sunday excepted), Lessee will advise Lessor in writing of its acceptance or rejection of such proposal.

     In the event Lessee accepts such proposal, Lessor shall, subject to the execution and delivery of a supplementary agreement as referred to in (c) below, thereupon take such action as is required to authorize the issuance of such bonds and shall proceed with the sale thereof in accordance with the terms of said proposal. It is contemplated that bonds will be sold in an amount sufficient to cover the cost of designing, engineering and constructing the aforesaid improvements, expenses of issuance of bonds, legal fees, fee of the Fiscal Agent retained to consult with the parties and arrange for the placement of the bonds, and, at Lessee's election, such additional amounts as may be required to anticipate and satisfy such reserve requirements as may be required under the terms of the bond ordinance.

     In the event Lessor and Lessee shall be unable to obtain or agree upon mutually satisfactory financing arrangements, and, as a consequence, revenue bonds are not issued and sold by Lessor for such purpose, the cost of designing, engineering and constructing the aforesaid improvements, shall, be and remain the sole obligation of Lessee.

     (c) Subject to obtaining mutually satisfactory financing arrangements for the sale of revenue bonds as aforesaid, Lessor and Lessee shall mutually agree upon, execute and deliver an amendatory agreement supplementary hereto which shall set forth (i) Lessee's obligations in respect to payment of additional rental to Lessor (which shall be in addition to all other payments herein prescribed or heretofore provided for in previous agreements) related to requirements for the payment of principal and interest on said bonds, to satisfying any reserve requirements in connection therewith and, in addition, to meeting or causing to be met such other obligation as may be required on the part of Lessee under such ordinance as may be adopted by the City Council of the City of Greenville in respect to such bonds and (ii) Lessor's obligations in respect to the issuance, sale and delivery of said bonds and the application of the proceeds thereof, and, in addition, such other obligations as may be required on the part of Lessor under said ordinance. Such rent is sometimes referred to in this agreement as Net Rent.

     (d) The provisions of paragraph (b) and (c) hereof shall apply to any project which is to be financed in whole or in part by the City.

SECTION 2.15   PLANS AND SPECIFICATIONS, APPROVALS, CONSTRUCTION, CHANGES,
CONTRACTS

     (a) The Facilities shall be acquired, constructed, installed, fabricated and equipped in accordance with plans and specifications approved by the City and the Lessee.

     Lessee shall prepare final plans and specifications of the Facilities, which shall be submitted by Lessee to the City for approval, and construction shall be substantially in accordance with such plans and specifications as may be approved by the City with such changes as may be reasonably requested by Lessee and approved by the City.

     (b) Upon completion of the final plans and specifications of the Facilities and approval of the same, bids will be taken by the City for construction, acquisition, and/or fabrication of the Facilities based on such plans and specifications. Following the receipt of bids from responsible bidders, the City and Lessee will consider and approve such bids, and contracts will then be awarded by the City to install, construct, fabricate and equip the Facilities. Lessee may, with the City's prior approval, enter into contracts for the design work and for the preparation of the preliminary and final plans and specifications for the Facilities prior to the time that proceeds from the sale of the Bonds are available.

     (c)  Whenever approval of either the City or Lessee is required in this
Section 3.2, such approval shall not be unreasonably withheld by either the City or the Lessee; provided, however, nothing herein shall be construed as requiring the City to undertake any such project.

     (d) Contracts relating to the construction, acquisition, equipping, fabrication or installation (or purchases in connection therewith) of the Facilities shall include appropriate provisions for expediting the work and for performance and payment bonds so as to assure completion by specified performance dates and to protect the Facilities against liens, such bonds to name the City as the beneficiary thereof.

     (e) All necessary approvals from governmental agencies shall be obtained prior to acquiring, constructing, fabricating, equipping or installing the Facilities, and such improvements shall be acquired, constructed, fabricated, equipped or installed in compliance with all state and local laws, ordinances and regulations applicable thereto. Upon completion of the Facilities, all required occupancy permits and authorizations from appropriate authorities contemplated by Lessee shall be obtained by Lessee. All changes, alterations, extras or additions [hereinafter in this subsection (e) called "changes"] to or from and contracts or purchase orders executed or entered into pursuant to the provisions of this Article II shall be approved in advance by the parties hereto. All requests, approvals and agreements required shall be in writing and signed by a duly designated representative of the party making such request, granting such approval or entering into such agreement. All changes to the Facilities may be made after consultation with and approval by the Lessee.

     (f) It is expressly agreed and understood that the City will not and shall not be required to expend any of the proceeds of the Bonds for any purposes, or in any amounts which are contrary to the terms of the Bond Ordinance.

SECTION 2.16   INSUFFICIENCY IN FUNDS

     In the event the proceeds from the sale of the Bonds are insufficient to pay Construction Costs in full, then the Lessee shall pay the amount of the insufficiency.

SECTION 2.17   EFFECTIVENESS OF PART II

     This Part II shall be effective from and after the date the Revenue Bonds (contemplated in Section 2.2 hereof) are sold by the Lessor.

     In the event additional facilities are to be hereafter constructed (as contemplated by Section 2.14) the approval of the Lessee of the interest rates and other terms and conditions thereof shall be approved by the Vice President of the Lessee.

                                    PART III

                                 REPRESENTATIONS

SECTION 3.1    REPRESENTATIONS BY THE CITY

     The City makes the following representations as the basis for the undertakings on its part herein contained:

     (a) The City is a duly and lawfully incorporated and existing municipal corporation of the State of Texas having the power to enter into the transaction contemplated by this Agreement and to carry out its obligations hereunder, and by proper action of the City's governing body has been authorized to execute and deliver this Agreement; and

     (b)  The City has good title to the Leased Land.


SECTION 3.2    REPRESENTATIONS BY LESSEE

     The Lessee makes the following representations as the basis for its undertakings herein contained:


     (a) It is a corporation duly incorporated under the laws of the State of Delaware; is in good standing under its Certificate of Incorporation or Charter and the laws of said State; is duly authorized to do business in the State of Texas; has the power to enter into this Agreement without violating the terms of any other agreement to which it may be a part; and by proper corporate action has been duly authorized to execute and deliver this Agreement; and

     (b) It will operate the Base Facilities on behalf of the City for the public purposes for which the same were acquired or constructed and are to be operated hereunder, upon and subject to the control and jurisdiction of the City in accordance with the terms hereof.

                                     PART IV

                         EVENT OF DEFAULT AND REMEDIES

SECTION 4.1    EVENTS OF DEFAULT DEFINED

     The following shall be "events of default as to the Lessee" under this Agreement and the term "events of default as to the Lessee" shall mean, whenever it is used in this Agreement, any one or mare of the following events:

     (a) Failure by the Lessee to pay when due or cause to be paid when due either the Ground Rent or the Net Rent, or both, required to be paid under
Article V hereof.

     (b) Failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed other than as referred to in subsection (a), next above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Lessee by the City, unless the City shall agree in writing to an extension of such time prior to its expiration.

     (c) The Leased Premises shall be abandoned, deserted or vacated by the Lessee or any lien shall be filed against the Leased Premises or any part thereof in violation of this Agreement and shall remain unreleased for a period of sixty (60) days from the date of such filing unless within said period the Lessee is contesting in good faith the validity of such lien.

     (d) The dissolution or liquidation of the Lessee or the filing by the Lessee of a voluntary petition in bankruptcy, or failure by the Lessee within sixty (60) days to lift any execution, garnishment or attachedment of such consequence as will impair its ability to carry on its operations at the Facilities, or the adjudication of the Lessee as a bankrupt, or general assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Lessee in any proceedings for its reorganization instituted under the provisions of the general bankruptcy act, as amended, or under any similar act which may hereafter be enacted. The term "dissolution or liquidation of the Lessee," as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Lessee resulting either from a merger or consolidation of the Lessee into or with another corporation or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 1.7 hereof.

SECTION 4.2    REMEDIES ON DEFAULT

     Whenever any event of default as to the Lessee referred to in Section 5.1 hereof shall have happened and be subsisting, the City may take any one or more of the following remedial steps as against the Lessee:

     (a) The City may re-enter and take possession of the Leased Premises without terminating this Agreement and sublease (or operate as sublessee) the Facilities for the Account of the Lessee, holding the Lessee liable for the difference between the rents and other amounts payable by the Lessee hereunder and the rents and other amounts payable by such sublessee in such subleasing or, if operated by the City, the difference between the net revenues received from such operations and the rents and other amount payable by Lessee hereunder.

     (b) The City may terminate this Agreement, exclude the Lessee from possession of the Leased Premises and use its best efforts to lease the same to another party for the account of the Lessee, holding the Lessee liable for all rents and other amounts due under this Agreement and not paid by such other party.

     (c) The City may take whatever other action at law or in equity as may appear necessary or desirable, to collect the rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Agreement.

SECTION 4.3    NO REMEDY EXCLUSIVE

     No remedy herein conferred upon or reserved to the City is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, or hereafter existing under law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the City to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, unless such notice is herein expressly required or is required by law.

SECTION 4.4    AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES

     In the event there should be a default under any of the provisions of this Agreement and the City should determine the services of an attorney are required or the City incurs other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of Lessee, the Lessee agrees that it will on demand therefor pay to the City the reasonable, just and necessary fee of such attorneys and other reasonable expenses so incurred.


SECTION 4.5    NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER

     In the event any covenant contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                     PART V

                              TERMINATION BY LESSEE


SECTION 5.1    WHILE BONDS OUTSTANDING

     As provided in this Agreement, Net Rent is not subject to termination by Lessee while any Bonds are outstanding and not fully and finally paid.

SECTION 5.2    TERMINATION FOR OTHER PURPOSES

     As to the payment of Ground Rent, and as to all rental after all the Bonds are fully and finally paid, Lessee may terminate this Agreement upon the occurrence of any one or more of the following reasons:

     (a)  If Lessee shall be prevented from using the Facilities for:

          (i) A period longer than thirty (30) consecutive days, resulting from any condition at the Airport not due to the fault of Lessee; or

          (ii) A period longer than ninety (90) consecutive days, resulting from a permanent injunction issued by any court of competent jurisdiction; or

          (iii) A period longer than ninety (90) consecutive days, resulting from any order, rule or regulation of the Federal Aviation Administration, or other governmental agency having jurisdiction over the operations of Lessee, with which Lessee is unable to comply at reasonable cost or expense.


     (b) The City shall fail to perform any of its obligations under this Agreement within twenty (20) days after receipt of notice of default hereunder from Lessee (except where fulfillment of its obligation required activity over a period of time and the City shall commence to perform whatever may be required for fulfillment within twenty (20) days after the receipt of notice and continue such performance without interruption, except for causes beyond its control).

     Upon the occurrence of any of the foregoing events, or at any time thereafter during the continuance of any such condition, Lessee may, by twenty
(20) days, written notice terminate this Agreement, such termination to be effective upon the date set forth in such notice and to have the same effect as if the term hereof had expired on that date, subject, as aforesaid, to the provisions of Section 5.1 hereof.

     No waiver by Lessee of any default on the part of the City in the performance of any of the terms, covenants or conditions hereof to be performed, kept or observed by the City shall be or be construed to be a waiver by Lessee of any other or subsequent default in the performance of any of said terms, covenants and conditions.

                                     PART VI


SECTION 6.1    ADDITIONS. EXTENSIONS AND MODIFICATIONS OF FACILITIES,
REFUNDING BONDS

     (a) The Lessee shall not, without the prior written approval of the City, erect or permit to bc erected any structures or make (1) any improvements, alterations, modifications, additions, or repairs which require a change in the foundation of a building or structure or (2) replacements of any structure built on the Maintenance Premises, except as specifically provided herein; nor shall it install or permit to be installed any fixtures (other than fixtures, removable without material damage to the Maintenance Premises, any such damage to be immediately repaired by the Lessee and which fixtures Lessee shall be entitled to remove) without such written approval.

     (b) In the event the Lessee shall, for the purpose of achieving interest-cost savings or otherwise, consider it desirable to issue Refunding Bonds for the purpose of refunding or refinancing all or any part of the Bonds at the time outstanding, the City agrees to issue the Refunding Bonds thus requested, provided (i) such Refunding Bonds are at the time permitted by the laws of the State of Texas; (ii) they can be issued with the interest tax-exempt under the Laws of the United States; (iii) their issuance can be accomplished without violating any provisions of the Bonds or the rights of the holders thereof. The City expressly agrees not to issue any Refunding Bonds without the consent and approval of the Lessee.


SECTION 6.2    REFUNDING BONDS

     The City and the Lessee acknowledge that as economic conditions change it may become necessary or desirable to issue Bonds for the purpose of refunding or refinancing of any part or all of the Bonds from time to time outstanding. Accordingly, the City agrees to reserve the right to issue Bonds for such purposes in the Bond Ordinance, and the same may be issued hereafter, subject to the terms of Section 6.1(b) hereof.

SECTION 6.3    FORMAL APPROVALS BY LESSEE

     (a) With respect to the approvals herein required of the Lessee, Lessee shall furnish to the City a certificate signed by its Secretary or an Assistant Secretary, under the seal of the corporation, and such certificate shall set forth the officers or representatives of Lessee who are authorized to grant such approvals and to bind the Lessee thereto; and the City and all third parties affected by any such approvals, including the holders of Bonds, may rely upon any writing purporting to grant such approvals signed by any officer or representative thus certified as being conclusively binding upon Lessee, and any such writing shall itself constitute conclusive evidence that any and all corporate actions necessary to be taken with respect to the matter thus approved by such officer or representative shall be conclusively presumed to have been so taken by the corporation, and that the approval therein given has been authorized by the corporation.

     (b) Whenever herein the approval of Lessee is required in connection with additional bonds, the same shall be deemed to mean the complete ordinance, except for rate of interest, award provisions and the terms of sale and any other matters deferred until the date of sale as contemplated by Section 2.17,
Section 2.3 (last sentence of the first paragraph) governs the Bonds.

SECTION 6.4    REMEDIES AGAINST CONTRACTORS AND SUBCONTRACTORS AND SURETIES

     Lessee shall participate in the planning, design and the award of any contracts for the construction of the Facilities. Tn the event of default of any contractor or subcontractor under any contract made by it in connection with the construction of the Facilities, the City will promptly proceed, either separately or in conjunction with others, to exhaust the remedies of the City against the contractor or subcontractor so in default and against the surety of each for the performance of such contract. The City agrees to advise the Lessee of the steps it intends to take in connection with any such default. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the completion of any construction, shall be made a part of the funds available for the payment of the Construction Costs. If any such recoveries are made after the completion of any construction in connection with the Facilities, the amounts recovered shall be applied in accordance with Sections 2.4(3) hereof.

SECTION 6.5    NOTICES

     Notices provided for in this Agreement shall be sufficient if sent by registered or certified mail, postage prepaid, addressed, if to the City - Mayor & City Council, Greenville, Texas. P.O. Box 1049, Greenville, Texas 75401,
Attention: City Manager, or to such other addresses and person as it may direct in writing; and if to Lessee - E-Systems, Inc., Aircraft System Group,
P.O. Box 1056, Greenville, Texas 75401, Attention: General Manager, or to such other address and person as it may direct in writing. Notices shall be deemed completed when mailed unless otherwise herein required.

SECTION 6.6    PRIOR AGREEMENTS CANCELLED

     The following lease agreements heretofore entered by and between the Lessor (or its predecessor companies) and the City are hereby canceled: The Primary Lease Agreement executed on the 28th day of February, 1951, effective as of April 1, 1951, with Lessee's predecessor company, Texas Engineering and Manufacturing Company (hereinafter referred to as the "Primary Lease"); and Amendment No. 1, effective July 23, 1951; Amendment No. 2, effective August 21, 1951; Amendment No. 3, effective September 21, 1951; Amendment No. 4, effective July 1, 1953; Amendment No. 5, effective September 1, 1953; Amendment No. 6, effective December 1 1954; Amendment No. 7, effective June 30, 1955; Amendment No. 8, effective December 6, 1956; Amendment No. 9, effective September 1, 1958; Amendment No. 10, effective July 1, 1959; Amendment No. 11, effective May 1, 1961; Amendment No. 12, effective August 1, 1962; Amendment No. 13, effective April 1, 1964; Amendment No. 14, effective November 1, 1964; Amendment No. 15, effective July 1, 1965; Amendment No. 16, effective August 1, 1966; Amendment No. 17, effective May 1, 1967; Amendment No. 18, effective July 1, 1968; Amendment No. 19, effective July 1, 1969; Amendment No. 20, effective November 1, 1974; Amendment No. 21, effective December 18, 1974; Amendment No. 22, effective January 10, 1975; and Amendment No. 23, effective April 9, 1976, Agreement of Lease dated May 8, 1975 and recorded in Volume 764, pages 528-534 of the Deed Records of Hunt County, Texas by and between Lessor and Lessee three additional tracts of land adjacent to the real property leased to Lessee under the Primary Lease was also leased to Lessee; and it is provided however, that any payment of Ground Rent under such Leases made prior to the execution of this document by Lessee shall discharge any obligation to make a Ground Rent payment under the provisions of this agreement; that the rental is the same and is to be collected by the City only once; that the execution of this contract and the cancellation of the prior contract are to be simultaneous and with respect to rental, the date of the contract as set forth in the preceding contract is not controlling on the question of Ground Rent between the date of this contract and its execution. Net Rent is due on the dates specified herein.

     This Agreement is executed as of the date shown on page one of this Agreement.

                                   CITY OF GREENVILLE


                                   By /s/ Kenneth Linden
                                     ----------------------------
ATTEST:                                      Mayor


/s/ Irene Wilson
- ------------------------------
City Clerk

APPROVED AS TO FORM


/s/ Debra Adami
- ------------------------------
City Attorney
                                   E-SYSTEMS, INC.


                                   By /s/ A. L. Lawson
                                     ----------------------------
                                        Vice President
ATTEST:


/s/ J. D. Reynolds
- ------------------------------
Assistant Secretary

THE STATE OF TEXAS  )
                    )
COUNTY OF HUNT      )


     BEFORE ME, the undersigned authority in and for Hunt County, Texas, on this day personally appeared ___________________________, of E SYSTEMS, INCORPORATED, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the VICE PRESIDENT of E SYSTEMS, INCORPORATED and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated as the act and deed of E SYSTEMS, INCORPORATED.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ____ day of________________________, 1977.



                                   ______________________________
                                   Notary Public in and for
                                   Hunt County, Texas

(Notary Seal)





THE STATE OF TEXAS  )
                    )
COUNTY OF HUNT      )

     BEFORE ME, the undersigned authority in and for Hunt County, Texas, on this day personally appeared _______________________, of the City of Greenville, Texas, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the Mayor of the City of Greenville, Texas and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated s the act and deed of the City of Greenville, Texas.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of __________________________, 1977.




                                   ______________________________
                                   Notary Public in and for
                                   Hunt County, Texas

(Notary Seal)

                                    EXHIBIT B


Being all that certain tract and parcel of land located and situated within the County of Hunt and State of Texas, being out of and a part of the A. Essary Survey, Abstract Number 296, William Andrews Survey, Abstract Number 4, Andrew McDonald Survey, Abstract Number 689, Hardin Denny Survey, Abstract Number 244,
E. G. Eliff Survey, Abstract Number 298, C. B. McDonald Survey, Abstract Number 692 and S. McBride Survey, Abstract Number 717 and more particularly described as follows:

Tract A per Exhibit A

BEGINNING at the most Eastern Northeast corner of Majors Field, said point being the Northeast corner of a 117.67 acre tract of land described ln warranty deed from W. C. Mellaw to the City of Greenville, Texas, being recorded in Volume 414, Page 402 in the Deed Records of Hunt County, Texas;

THENCE 50"26'W, 1936 feet along the Eastern boundary line of Majors Field to a point for a corner;

THENCE  S47"27'W, 810.4 feet along said boundary line to a point for a corner:

THENCE  S1"14'W, 1150 feet along said boundary line to a point for a corner;

THENCE N45"00'W, 4960 feet along a line to a point for a corner;

THENCE North, 1700 feet along a line to a point in the Northern boundary line of Majors Field for a corner;

THENCE East, 1240 feet along said Northern boundary line of Majors Field to a point for a corner;

THENCE South, 876.64 feet along said boundary line to a point for a corner;

THENCE East, 1887.5 feet along said boundary line to a point for a corner:

THENCE South, 693.06 feet along said boundary line to a point for a corner;

THENCE East, 1015.5 feet along said boundary line to the POINT OF BEGINNING and containing 259.26 acres of land, more or less.

Tract B

BEGINNING at a point in the Eastern right-of-way of F.M. 1570 and Western boundary line of Majors Field, said point being 279 feet S1"08'W from F. M. 1570 Highway Station Number 123+06.4 and a Northwest corner of a 225.9 acre tract of land described in warranty deed from Hunt County, Texas to the City of Greenville, Texas, being recorded In Volume 643, Page 496 in the Deed Records of Hunt County, Texas, said point also being the Southwest corner of a tract of land being occupied by a City of Greenville electrical sub-station and sewer pump station;

THENCE East, 850 feet along the Southern boundary line of said electrical sub-station and sewer pump station tract of land to its Southeast corner for a corner;

THENCE N1"08'E, 427 feet along the Eastern boundary line of said electrical substation and sewer pump station tract of land to its Northeast corner for a corner, said corner being an inside corner of Majors Field's Northern boundary line;

THENCE North, 349.2 feet along the Northern boundary line of Majors Field to a point for a corner:

THENCE East, 880.2 feet along said boundary line to a point for a corner;

THENCE S30"00'E, 2180 feet along a line to a point for a corner, said point lying in the Eastern boundary line of the North/South Ramp;

THENCE South, 4302.3 feet along the Eastern boundary line of said Ramp to a point for a corner;

THENCE West, 485 feet along a line to a point in the Western boundary line of said Ramp for a corner, said point being the Northeast corner of the General Aviation Apron;

Exhibit B
Page 2



THENCE North, 375 feet along said Western boundary line of said Ramp to its intersection with the Northern boundary line of Ninth Street for a corner;

THENCE West, 550 feet along said Northern boundary line of Ninth Street to its intersection with the Eastern boundary line of Avenue "A" for a corner;

THENCE North, 1500 feet along the Eastern boundary line of Avenue "A" to its intersection with the Southern boundary line of Seventh Street for a corner;

THENCE West, 1330 feet along the Southern boundary line of Seventh Street to the Southwest corner of the intersection of Seventh Street and Avenue "D", said corner being an inside corner of Majors Field's Western boundary line as described in said warranty deed from Hunt County, Texas to the City of Greenville, Texas, recorded in Volume 643, Page 496 in the Deed Records of Hunt County, Texas;

THENCE S88"15'W, 106 feet along said boundary line to a point for a corner;

THENCE in a Northwesterly direction 30.1 feet along said boundary line and a curve to the right having a radius of 252.5 feet and a central angle of 6"49'48" to its intersection with the Eastern right-of-way line of F.M. 2101 for a corner;

THENCE in a Northerly direction along the Eastern right-of-way line of said F.M. 2101 the following: N1"45'W, 88.2 feet; N46"45'W, 71.3 feet; Northwesterly 223 feet along a curve to the left having a radius of 11,509.2 feet and a central angle of 1"6'36"; N41"08'E, 71.3 feet; N3"52'W, 100 feet; N48"52'W, 71.3 feet;
Northwesterly 94.1 feet along a curve to the left having a radius of 11,509.2 feet and a central angle of 0"28'6"; N4"50'W, 783.6 feet; N40"10'E, 59.3 feet; N4"50'W, 100 feet; N43"52'W, 66 feet; Northeasterly 559.2 feet along a curve to the right having a radius of 11,409.2 feet and a central angle of 2"48'3"; N46"08'E, 123.1 feet; N1"08'E, 100 feet; N43"52'W, 137.2 feet; Northwesterly
255.6 feet along a curve to the right having a radius of 11,405.2 feet and a central angle of 1"18'14" to its intersection with the Eastern right-of-way line of F.M. 1570;

THENCE N1"08"E, 830.7 feet along said right-of-way line of F.M. 1570 to the POINT OF BEGINNING and containing 275.63 acres of land, more or less.

                                    EXHIBIT C


Being all that certain tract and parcel of land located and situated within the County of Hunt and State of Texas, being out of and a part of the William Andrews Survey, Abstract Number 4, Joseph Prewitt Survey, Abstract Number 852, Elisha Brake Survey, Abstract 64, Andrew McDonald Survey, Abstract Number 689, Hardin Denny Survey, Abstract Number 244, John Manos Survey, Abstract Number 725, David Hall Survey, Abstract Number 484, William Mooney Survey, Abstract Number 694, F. Thweatt Survey, Abstract Number 1342, E. G. Eliff Survey, Abstract Number 298, and S. McBride Survey, Abstract Number 717 and more particularly described as follows:

BEGINNING at the most Northern Northeast corner of Tract B per Exhibit A, said corner being an inside corner of Majors Field's Northern boundary line, said corner also being 349.2 feet North and 1578.1 feet East of the most Northern Northwest corner of a 225.9 acre tract of land described in warranty deed from Hunt County, Texas to the City of Greenville, Texas, being recorded in Volume 643, Page 496 in the Deed Records of Hunt County, Texas;

THENCE North, 180.8 feet along the Northern boundary line of Majors Field to a point for a corner;

THENCE East, 761.9 feet along said boundary line to a point for a corner;

THENCE South, 176.3 feet along said boundary line to a point for a corner;

THENCE East, 672 feet along said boundary line to a point for a corner;

THENCE North, 1251.4 feet along said boundary line to a point for a corner;

THENCE East. 971.4 feet along said boundary line to a point for a corner;

THENCE South, 1979 feet along said boundary line to a point for a corner;

THENCE East, 430 feet along said boundary line to a point for a corner, said point being the most Northern Northwest corner of Tract A per Exhibit A;

THENCE South, 1700 feet along a line to a point for a corner;

THENCE S45"00'E, 4960 feet along a line to a point in the Eastern boundary line of Majors Field for a corner;

THENCE S1"14'W, 77.5 feet along the Eastern boundary of Majors Field to a point for a corner;

THENCE in a Southwesterly direction 2144.7 feet along said boundary line to a point in the Southern boundary line of said Majors Field for a corner;

THENCE West, 1749.5 feet along the Southern boundary line of Majors Field to a point for a corner;

THENCE North, 188 feet along said boundary line to a point for a corner;

THENCE West, 423.4 feet along said boundary line to a point for a corner;

THENCE South, 188 feet along said boundary line to a point for a corner;

THENCE West, 1517 feet along said boundary line to a point for a corner;

THENCE South, 1248 feet along said boundary line to a point for a corner;

THENCE West, 750 feet along said boundary line to a point for a corner;

THENCE North, 648 feet along said boundary line to a point for a corner;

THENCE West, 927.44 feet along said boundary line to a point for a corner;

THENCE North, 600 feet along said boundary line to a point for a corner;

Exhibit C
Page 2



THENCE East, 343.64 feet along a line to its intersection with the Eastern boundary line of the North/South Ramp projected for a corner;

THENCE North, 6254.3 feet along said projected line of said Ramp and the Eastern boundary line of said Ramp to a point for a corner;

THENCE N30"00'W, 2180 feet along a line to the POINT OF BEGINNING and containing
720.02 acres of land, more or less.

                                    EXHIBIT D


Being Tracts A, B, C, and D per Exhibit A and being all that certain tract and parcel of land located and situated within the County of Hunt and State of Texas, being out of and a part of the A. Essary Survey, Abstract Number 296, William Andrews Survey, Abstract Number 4, Joseph Prewitt Survey, Abstract Number 852, Elisha Brake Survey, Abstract Number 64, Andrew McDonald Survey, Abstract Number 689, Hardin Denny Survey, Abstract Number 244, John Manos Survey, Abstract Number 725, David Hall Survey, Abstract Number 484, William Mooney Survey, Abstract Number 694, F. Thweatt Survey, Abstract Number 1342, R. Barker Survey, Abstract Number 107, E. G. Eliff Survey, Abstract Number 298, C.
B. McDonald Survey, Abstract Number 692 and S. McBride Survey, Abstract Number 717 and more particularly described as follows:

BEGINNING at a point in the Eastern right-of-way of F. M. 1570 and Western boundary line of Majors Field, said point being 279 feet S1"08'W from F. M. 1570 Highway Station Number 123+06.4 and a Northwest corner of a 225.9 acre tract of land described in warranty deed from Hunt County, Texas to the City of Greenville, Texas, being recorded in Volume 643, Page 496 in the Deed Records of Hunt County, Texas, said point also being the Southwest corner of a tract of land being occupied by a City of Greenville electrical sub-station and sewer pump station;

THENCE East, 850 feet along the Southern boundary line of said electrical sub-station and sewer pump station tract of land to its Southeast corner for a corner;

THENCE N1"08'E, 427 feet along the Eastern boundary line of said electrical sub-station and sewer pump station tract of land to its Northeast corner for a corner, said corner being an inside corner of Majors Field's Northern boundary line;

THENCE North, 349.2 feet along the Northern boundary line of Majors Field to a point for a corner;

THENCE East, 880.2 feet along said boundary line to a point for a corner;

THENCE North, 180.8 feet along said boundary line to a point for a corner;

THENCE East, 761.3 feet along said boundary line to a point for a corner;

THENCE South, 176.3 feet along said boundary line to a point for a corner;

THENCE East, 672 feet along said boundary line to a point for a corner;

THENCE North, 1251.4 feet along said boundary line to a point for a corner;

THENCE East, 971.4 feet along said boundary line to a point for a corner;

THENCE South, 1979 feet along said boundary line to a point for a corner;

THENCE East, 1670 feet along said boundary line to a point for a corner;

THENCE South, 876.64 feet along said boundary line to a point for a corner;

THENCE East, 1887.5 feet along said boundary line to a point for a corner;

THENCE South 693.06 feet along said boundary line to a point for a corner;

THENCE East, 1015.5 feet along said boundary line of Majors Field to a point in the Eastern boundary line of said Majors Field for a corner;

THENCE S0"26'W, 1936 feet along the Eastern boundary line of Majors Field to a point for a corner;

THENCE S47"27'W, 810.4 feet along said boundary line to a point for a corner;

THENCE S1"4'W, 1227.5 feet along said boundary line to a point for a corner;

THENCE in a Southwesterly direction 2144.7 feet along said boundary line to a point in the Southern boundary line of said Majors Field for a corner;

THENCE West, 1749.5 feet along the Southern boundary line of Majors Field to a point for a corner;

Exhibit D
Page 2



THENCE North, 188 feet along said boundary line to a point for a corner;

THENCE West, 423.4 feet along said boundary line to a point for a corner;

THENCE South, 188 feet along said boundary line to a point for a corner;

THENCE West, 1517 feet along said boundary line to a point for a corner;

THENCE South, 1248 feet along said boundary line to a point for a corner;

THENCE West, 750 feet along said boundary line to a point for a corner;

THENCE North, 648 feet along said boundary line to a point for a corner;

THENCE West 927.44 feet along said boundary line to a point for a corner;

THENCE North, 600 feet along said boundary line to a point for a corner;

THENCE West 1956.46 feet along said boundary line to a point for a corner, said corner lying in the Eastern right-of-way line of F.M. 2101 and the Western boundary line of Majors Field;

THENCE in a Northwesterly direction, 133 feet along a curve to the right having a radius of 1145.92 feet and a central angle of 6''39', to a point for a corner said curve being said Eastern right-of-way line of F.M. 2101 and Western boundary line of Majors Field;

THENCE North 3740.9 feet along said Western boundary line of Majors Field to a point for a corner;

THENCE S88"15'W, 106 feet along said boundary line to a point for a corner;

THENCE in a Northwesterly direction 30.1 feet along said boundary line and a curve to the right having a radius of 252.5 feet and a central angle of 6"49'48" to its intersection with the Eastern right-of-way line of F.M. 2101 for a corner;

THENCE in a Northerly direction along the Eastern right-of-way line of said F.M. 2101 the following: N1"45'W, 88.2 feet; N46"45'w, 71.3 feet; Northwesterly 223 feet along a curve to the left having a radius of 11,509.2 feet and a central angle of 1"'36"; N41"08'E, 71.3 feet; N3"52'W, 100 feet; N48"52'W, 71.3 feet;
Northwesterly 34.1 feet along a curve to the left having a radius of 11,509.2 feet and a central angle of 0"28'6"; N4"50'W, 783.6 feet; N40"10'E, 59.3 feet; N4"50'W, 100 feet; N43"52'W, 66 feet; Northeasterly 559.2 feet along a curve to the right having a radius of 11,409.2 feet and a central angle of 2"48'30'; N46"08'E, 123.1 feet; N1"08'E, 100 feet; N43"52'W, 137.2 feet; Northwesterly
259.6 feet along a curve to the right having a radius of 11,409.2 feet and a central angle of 1"18'14" to its intersection with the Eastern right-of-way line of F.M. 1570;

THENCE N1"08'E, 830.7 feet along said right-of-way line of F.M. 1570 tb the POINT OF BEGINNING and containing 1422.41 acres of land, more or less.

                                    EXHIBIT E
                                   FIELD NOTES


Being all that certain tracts and parcels of land located and situated within the County of Hunt and State of Texas, being out of a part of the A. Essary Survey, Abstract Number 296, William Andrews Survey, Abstract Number 4, Andrew McDonald Survey, Abstract Number 689, C. B. McDonald Survey, Abstract Number 692 and S. McBride Survey, Abstract Number 717 and more particularly described as follows:

TRACT I (BUILDING 136-B)

BEGINNING at a point 1195.98 feet East and 69.5 feet South of the intersection of the center line of 3rd Street and the East boundary line of F.M. 1570;

THENCE East 150 feet for a corner;

THENCE South 125 feet for a corner;

THENCE West 150 feet for a corner;

THENCE North 125 feet to the POINT OF BEGINNING and containing 18,750 square feet of land.


TRACT II (BUILDING 116)

BEGINNING at a point 1602.75 feet East and 1510.10 feet S O degrees 03' 20"W of the intersection of the center line of 3rd Street and the East boundary line of F.M. 1570;

THENCE S 89 degrees 56'40" E, 240 feet for a corner;

THENCE S 0 degrees 03'20"W, 300 feet for a corner;

THENCE N 89 degrees 56'40"W, 240 feet for a corner;

THENCE N 0 degrees 03'20"E, 300 feet to the POINT OF BEGINNING and containing 72,000 square feet of land.

TRACT III (BUILDING 108)


BEGINNING at a point 1850.28 feet East and 330 feet South of the intersection of the center line of 3rd Street and the East boundary line of F.M. 1570;

THENCE South 125 feet for a corner;

THENCE West 140 feet for a corner;

THENCE North 125 feet for a corner;

THENCE East 140 feet of the POINT OF BEGINNING and containing 17,500 square feet of land.